Exhibit 10.1

Wells Fargo Loan No. 33-0909758

LOAN AGREEMENT

by and between

THE ENTITIES SET FORTH ON SCHEDULE 1,

collectively, as Borrower

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Lender

Dated as of: June 25, 2010

Dividend Capital Floating Rate Office Portfolio

Document Prepared By:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: James P. Carroll, Esq.

i

7.14	PAYMENT OF TAXES AND CLAIMS	29
7.15	MAINTENANCE OF PROPERTY	29
7.16	QUALIFICATION, NAME; EXISTENCE	29
7.17	ALTERATIONS	29
7.18	COMPLIANCE WITH PATRIOT ACT	30
7.19	ACCESS TO PROPERTY	30
7.20	NOTICE OF DEFAULT	30
7.21	COOPERATE IN LEGAL PROCEEDINGS	30
7.22	PERFORMANCE BY BORROWER	30
7.23	ESTOPPEL CERTIFICATES	31
7.24	ADVISOR	31
7.25	NO JOINT ASSESSMENT	31
7.26	REA COVENANTS	32

ARTICLE 8. FINANCIAL COVENANTS		32

8.1	STATEMENTS REQUIRED	32
8.2	FORM; WARRANTY	33
8.3	CHARGE FOR LATE DELIVERY	33
8.4	MINIMUM NET WORTH AND LIQUIDITY	34

ARTICLE 9. DEFAULTS AND REMEDIES		34

9.1	DEFAULT	34
9.2	ACCELERATION	35
9.3	RIGHTS AND REMEDIES	35

ARTICLE 10. PREPAYMENT		36

10.1	PREPAYMENT	36
10.2	WAIVER	36

ARTICLE 11. PARTIAL RELEASE		36

11.1	BORROWER RIGHT TO RELEASE INDIVIDUAL PROPERTIES	36
11.2	CONDITIONS	37

ARTICLE 12. INSURANCE		39

12.1	REQUIRED INSURANCE	39
12.2	ADDITIONAL INSURANCE	42
12.3	POLICY REQUIREMENTS	42
12.4	MAINTENANCE OF INSURANCE	43
12.5	TERRORISM COVERAGE	43
12.6	CERTAIN RIGHTS OF LENDER	43
12.7	CASUALTY AND CONDEMNATION; RESTORATION PROCEEDS	44
12.8	RESTORATION	45
12.9	DISBURSEMENT	46

ARTICLE 13. INDEMNITY		47

13.1	INDEMNITY	47
13.2	DUTY TO DEFEND, LEGAL FEES AND OTHER FEES AND EXPENSES	47
13.3	MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION	47
13.4	ERISA INDEMNIFICATION	47
13.5	SPECIAL SERVICING	48

ARTICLE 14. INTENTIONALLY OMITTED		48

ARTICLE 15. DUE ON SALE/ENCUMBRANCE		48

15.1	DUE ON SALE/ENCUMBRANCE	48
15.2	MEZZANINE DEBT	50

ARTICLE 16. LOAN SYNDICATION		51

16.1	LOAN SYNDICATION AND DISCLOSURE OF INFORMATION	51
16.2	APPOINTMENT AND AUTHORIZATION	53
16.3	WELLS FARGO AS LENDER	54
16.4	COLLATERAL MATTERS; PROTECTIVE ADVANCES	55
16.5	POST-FORECLOSURE PLANS	55
16.6	APPROVALS OF LENDERS	56
16.7	NOTICE OF DEFAULTS	56
16.8	ADMINISTRATIVE AGENT’S RELIANCE	57
16.9	INDEMNIFICATION OF ADMINISTRATIVE AGENT	57
16.10	LENDER CREDIT DECISION, ETC	58
16.11	INTENTIONALLY OMITTED	58
16.12	DEFAULTING LENDERS	59
16.13	PARTICIPATIONS	59
16.14	ASSIGNMENTS	60
16.15	FEDERAL RESERVE BANK ASSIGNMENTS	60
16.16	INFORMATION TO ASSIGNEE, ETC	60
16.17	AMENDMENTS AND WAIVERS	60
16.18	CONSENT TO AND ACKNOWLEDGEMENT OF ADMINISTRATIVE AGENT	62
16.19	NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES; NON-LIABILITY OF ADMINISTRATIVE AGENT AND LENDERS	62
16.20	DELAY OUTSIDE LENDER’S CONTROL	64
16.21	ACTIONS	64
16.22	FORM OF DOCUMENTS	64
16.23	ADMINISTRATIVE AGENT’S AND LENDER PARTY’S AGENTS	64
16.24	NOTICES	64
16.25	FUNDS TRANSFER DISBURSEMENTS	65
16.26	INTENTIONALLY OMITTED	66
16.27	INTENTIONALLY OMITTED	66
16.28	COST OF ENFORCEMENT	66
16.29	CONVERSION TO REGISTERED FORM	66
16.30	ELECTRONIC DELIVERY OF CERTAIN INFORMATION	66
16.31	POSSESSION OF DOCUMENTS	67
16.32	MODIFICATION TO LOAN TERMS	67

ARTICLE 17. MISCELLANEOUS PROVISIONS		69

17.1	FORM OF DOCUMENTS	69
17.2	NO THIRD PARTIES BENEFITED	69
17.3	NOTICES	70
17.4	ONGOING CREDIT AUTHORIZATION	70
17.5	ATTORNEY-IN-FACT	70
17.6	ACTIONS	70
17.7	RIGHT OF CONTEST	70
17.8	RELATIONSHIP OF PARTIES	70
17.9	DELAY OUTSIDE LENDER’S CONTROL	70
17.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	71
17.11	IMMEDIATELY AVAILABLE FUNDS	71

17.12	INTENTIONALLY OMITTED	71
17.13	LENDER’S AGENTS	71
17.14	AUTHORIZATION TO FILE FINANCING STATEMENTS	71
17.15	TAX SERVICE	71
17.16	ADVERTISING	72
17.17	COMMERCIAL LOAN	72
17.18	DISBURSEMENT OF LOAN PROCEEDS; LIMITATION OF LIABILITY	72
17.19	SEVERABILITY	72
17.20	SET-OFF	72
17.21	HEADINGS	73
17.22	SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL LIABILITY	73
17.23	GOVERNING LAW; JURISDICTION	73
17.24	WAIVER OF RIGHT TO TRIAL BY JURY	75
17.25	INTEGRATION; INTERPRETATION	75
17.26	COUNTERPARTS	75
17.27	AMENDMENTS	75
17.28	CONSENTS AND APPROVALS; CONSTRUCTION	75
17.29	BRING DOWN OF REPRESENTATIONS; SURVIVAL OF WARRANTIES; CUMULATIVE	75
17.30	INTENTIONALLY OMITTED	75
17.31	INTENTIONALLY OMITTED	76
17.32	INTENTIONALLY OMITTED	76
17.33	EXHIBITS; SCHEDULES	76
17.34	CONFLICT	76
17.35	SECURITIZATION INDEMNIFICATION; LOAN SALES AND LOAN PARTICIPATIONS; DISCLOSURE OF INFORMATION	76
17.36	BORROWER WAIVERS	80
17.37	REMEDIES OF BORROWER	80
17.38	MULTIPLE BORROWERS	81

EXHIBITS AND SCHEDULES

Exhibit A	–	Definitions
Exhibit B	–	Property/Legal Description/Address/Information
Exhibit C	–	List of Loan Documents and Closing Documents
Exhibit D	–	Litigation Disclosures
Exhibit E	–	Additional Impounds
Exhibit E.1	–	List of Work
Exhibit E.2	–	Designated TI Impound Amount
Exhibit F	–	Allocated Loan Amount for each Individual Property
Exhibit G	–	Additional Insurance Provisions
Exhibit H	–	Assignment and Assumption Agreement
Exhibit I	–	Individual Loan Commitment/Pro Rata Share
Exhibit J	–	Syndication Note
Exhibit K	–	Transfer Authorizer Designation
Schedule 1	–	Borrowers
Schedule 5.1(j)(1)	–	Rent Payment Offsets / Defenses
Schedule 5.1(j)(2)	–	Leases With Options
Schedule 5.1(v)	–	Description of REA’s
Schedule A-10	–	Property Managers/Tenant Managers
Schedule A-11		Earn-Out Advance Requirements

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into June 25, 2010, by and between THE ENTITIES SET FORTH ON SCHEDULE 1 (each, a “Borrower” and, collectively, “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, together with its successors and assigns (“Lender”).

R E C I T A L S

Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the amounts described below pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1	DEFINED TERMS.

Unless otherwise defined in the text of this Agreement, the capitalized terms generally used in this Agreement shall have the meanings defined or referenced in Exhibit A attached hereto and incorporated herein for all purposes.

ARTICLE 2. LOAN; LOAN DOCUMENTS; SECURITY

2.1	LOAN; EXTENSION OF LOAN TERM.

(a)	Subject to the terms of this Agreement, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the principal sum of FOUR HUNDRED FORTY-THREE MILLION THIRTY THOUSAND and 00/100 DOLLARS ($443,030,000.00) which sum shall be evidenced by the Note. The Loan shall be secured by the security interests and liens granted pursuant to certain of the Security Documents as more particularly set forth therein. Interest shall accrue, and be payable, in respect of the Loan as provided herein below. Subject to extension in accordance with Section 2.1(b) below, the Loan shall mature on the Maturity Date.

(b)

Extension of Term. Borrower shall have three (3) successive options to extend the scheduled Maturity Date of the Loan to the one-year anniversary of the Maturity Date as theretofore in effect (the period of each such extension, an “Extension Term”), provided that (i) Borrower shall deliver to Lender written notice of its election of such Extension Term at least thirty (30) and not more than ninety (90) days prior to the then applicable Maturity Date; (ii) no Default shall have occurred and be continuing on either the date of such notice or the then applicable Maturity Date; (iii) Borrower shall have entered into an Interest Rate Protection Agreement for the applicable Extension Term in form and substance reasonably acceptable to Lender (including, without limitation, the Strike Price) and otherwise in accordance with the terms of Section 2.8 hereof and shall have collaterally assigned such Interest Rate Protection Agreement to Lender pursuant to the terms of a collateral assignment in form and substance substantially similar to the Collateral Assignment of Interest Rate Protection Agreement signed at the closing of the Loan; (iv) for the exercise of the (A) second extension option, the Debt Yield shall not be less than 13.5% and (B) third extension option, the Debt Yield shall not be less than 13.75%; (v) Borrower shall have delivered to Lender, together with its notice pursuant to clause (i) of this Section 2.1(b) and as of the commencement of the applicable Extension Term, an Officer’s Certificate, in form and substance reasonably acceptable to Lender, certifying that, to Borrower’s knowledge, each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer’s Certificate to the extent such representation and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time; (vi) for the second and third extension options only, Borrower shall have paid to Lender the Extension Fee; and (vii) Borrower shall have paid to Lender all reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses) incurred by Lender in connection with such extension. If Borrower fails to exercise any extension option in accordance with the provisions of this Agreement, such extension option, and any subsequent extension option hereunder, will automatically cease and terminate. Notwithstanding anything to the contrary set forth herein or in the other Loan Documents, unless the foregoing conditions have been met, Borrower has no right to an extension of the term of the Loan.

2.2	INTEREST; PAYMENTS.

(a)	Interest Accrual. Interest on the outstanding principal balance of the Note shall accrue from the Disbursement Date at the Note Rate calculated on an Actual/360 Basis.

(b)	Determination of Note Rate.

(i)	The Note Rate with respect to the Loan shall be: (A) the LIBOR Rate with respect to the applicable Rate Period for a LIBOR Loan or (B) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions hereof.

(ii)	Subject to the terms and conditions hereof, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at the LIBOR Rate for the applicable Rate Period. Any change in the rate of interest hereunder due to a change in the Note Rate shall become effective as of the opening of business on the first day on which such change in the Note Rate shall become effective. Each determination by Lender of the Note Rate (which determination shall be made by Lender two (2) Business Days prior to the end of the then current Rate Period) shall be conclusive and binding upon Borrower for all purposes absent manifest error. Notwithstanding anything herein to the contrary, in no event shall Borrower have the right to convert a LIBOR Loan to a Prime Rate Loan.

(iii)	In the event that Lender shall have determined that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the then current Rate Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Rate Period, to a Prime Rate Loan.

(iv)	If, pursuant to the terms hereof, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the then current Rate Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Rate Period.

(v)

If any requirement of law, or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, for so long as such requirement of law (or interpretation or application thereof) is effective (A) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (B) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the last day of the then current Rate Period or within such earlier period as required by law. Borrower hereby agrees promptly to pay to Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable out of pocket costs directly incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder.

(c)

Payments. Monthly payments, each in the P&I Payment Amount, shall commence on the First P&I Due Date and continue on each Due Date thereafter. In addition, if the Disbursement Date is not the first (1st) day of a calendar month, an interest-only payment pursuant to subsection (a) above shall be due on the Disbursement Date for interest due from and including the Disbursement Date to the last day of the month ending prior to the First Due Date. On the Maturity Date, all unpaid principal and accrued but unpaid interest shall be due and payable in full. All interest shall be paid in arrears. Except as otherwise specifically provided in this Agreement or the other Loan Documents, all payments and deposits due under the Note or the other Loan Documents shall be made to Lender not later than 2:00 p.m., California time, on the day on which such payment or deposit is due. Any funds received by Lender after such time shall, for all purposes, be deemed to have been received on the next succeeding Business Day.

(d)	Acknowledgments. Interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (a) a greater portion of each monthly installment of principal and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis; and (b) the unpaid principal balance of the Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.

(e)	Application of Payments. All payments paid by Borrower to Lender in connection with the obligations of Borrower under this Agreement and under the other Loan Documents shall be applied in the order of priority as set forth in the Cash Management Agreement. The P&I Payment Amount shall be applied (a) first, to accrued but unpaid interest on the Note; and (b) second, to the unpaid principal balance of the Note. Borrower irrevocably waives the right to direct the application of any payments at any time received by Lender from or on behalf of Borrower, and during the continuance of a Default, Borrower agrees that Lender shall have the continuing exclusive right to apply any payments to the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

(f)	Foreign Taxes.

(i)

Taxes. All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any governmental authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding income and franchise taxes imposed by the jurisdiction under the laws of which Lender is organized or any political subdivision or taxing authority thereof or therein or imposed by the jurisdiction of Lender’s applicable lending office where Lender is resident or engaged in business or any political subdivision or taxing authority thereof or therein or in the jurisdiction of whichever entity Lender syndicates the Loan to in accordance with the terms and conditions of this Agreement. If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder and under all other loans held by Lender that are similarly affected, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes), interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

(ii)	Tax Forms. Prior to the date that any Lender organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Lender shall deliver to Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender establishing that payments to it hereunder and under the Note are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code. Each such Lender shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by Borrower. Borrower shall not be required to pay any amount pursuant to clause (i) above to any Lender that is organized under the laws of a jurisdiction outside of the United States of America if such Lender fails to comply with the requirements of this clause (ii). Borrower will not be required to pay any additional amounts in respect of United States federal income tax pursuant to clause (i) above to Lender if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under this clause (ii).

(g)	Additional Costs. In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other governmental authority:

(i)	shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii)	shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount reasonably deemed by Lender to be material; or

(iii)	shall hereafter impose on Lender any other condition and the result of any of the foregoing is to materially increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay to Lender, upon demand, any additional amounts necessary to compensate Lender, for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender, provided that, such demand by Lender shall apply to all loans similarly affected by such change. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it is has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount together with a certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower (which certificate shall be conclusive in the absence of manifest error). This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(h)	Breakage Costs. Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender directly sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (B) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that is not the last day of a Rate Period, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (C) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Loan from a LIBOR Loan to a Prime Rate Loan with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the LIBOR Rate on a date other than the last day of a Rate Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. Notwithstanding the foregoing or anything herein to the contrary, provided Borrower makes any prepayment (whether voluntary or mandatory) of the LIBOR Rate Loan on the last day of a Rate Period, or if such date is not the last day of a Rate Period but such prepayment includes the payment of Short Interest, then no Breakage Costs shall be due and payable in connection with such prepayment.

(i)	Interest Rate Protection Breakage Costs. Borrower shall pay to Lender any losses, costs (including, without limitation, cost of funding), and expenses that Lender directly incurs as a result of any default in performance of the obligations of Borrower pursuant to the Interest Rate Protection Agreement or any termination of the Interest Rate Protection Agreement, if any (the “Interest Rate Protection Breakage Costs”). The Interest Rate Protection Breakage Costs shall be due and payable by Borrower pursuant to the terms of the Interest Rate Protection Agreement and shall be secured on a pari-passu basis with the Debt by the lien of the Mortgage.

(j)	Date of Payments. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately succeeding Business Day.

2.3	LATE CHARGE; DEFAULT RATE.

(a)	Late Charge. If all or any portion of any payment (including, without limitation, any payment of any interest, the P&I Payment Amount, Impounds or other deposit(s)) required hereunder (other than the payment due on the Maturity Date) is not paid or deposited on or before the day on which the payment is due, Borrower shall pay a late or collection charge, as liquidated damages, equal to four percent (4%) of the amount of such unpaid payment (herein called “Late Charge”). If all or any portion of the payment due on the Maturity Date is paid after the Maturity Date and on a date which is not the first (1st) day of a calendar month, Borrower shall pay a late or collection charge, as liquidated damages, equal to the interest which would have accrued on such amount during the period commencing on the date payment of such amount is actually made and ending on the last day of the calendar month in which payment of such amount is actually made. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments or deposits hereunder, which expenses would be impracticable to quantify, and that Borrower’s payments under this Section 2.3 are a reasonable estimate of such expenses.

(b)	Default Rate. Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on the Loan shall bear interest at the Default Rate.

2.4	MAXIMUM RATE PERMITTED BY LAW.

Neither this Agreement, the Note nor any of the other Loan Documents shall be construed to require the payment or permit the collection of any interest or any late payment charge in excess of the maximum rate permitted by law. If any such excess interest or late payment charge is provided for under this Agreement, the Note or any of the other Loan Documents or if this Agreement, the Note or any of the other Loan Documents shall be adjudicated to provide for such excess, Borrower shall not be obligated to pay such excess notwithstanding any other provision of the Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by applicable law, all such amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of the Loan.

2.5	LOAN DOCUMENTS.

Borrower shall deliver to Lender concurrently with this Agreement each of the Loan Documents, properly executed and in recordable form, as applicable.

2.6	SECURITY. The Loan and all obligations of Borrower arising hereunder and under the other Loan Documents shall be secured by (i) the Mortgage creating a senior priority lien on the Property and the Collateral, (ii) the other Loan Documents and any security interests and liens created thereby, and (iii) the Impounds established pursuant to this Agreement. Notwithstanding the foregoing or anything contained in this Agreement or the other Loan Documents to the contrary, it is expressly understood and acknowledged by the parties hereto that neither the Guaranty nor the Hazardous Materials Indemnity Agreement shall constitute security for the Loan.

2.7	INTENTIONALLY OMITTED.

2.8	INTEREST RATE PROTECTION AGREEMENT.

(a)

Prior to or contemporaneously with the Disbursement Date, Borrower shall enter into an Interest Rate Protection Agreement with a LIBOR strike price equal to the Strike Price. The Interest Rate Protection Agreement (i) shall be in form and substance reasonably acceptable to Lender, (ii) subject to subsection (c) below, may be with Wells Fargo Bank, N.A. (or an affiliate thereof) or another counterparty acceptable to Lender (the “Counterparty”), (iii) shall be for a period equal to the term of the Loan (not inclusive of any then currently not exercised extension options, if any), and (iv) shall have an initial notional amount equal to $336,030,000.00, provided, however, if the Northrop VA Property is not released from the encumbrance of the Loan within sixty (60) calendar days of the date hereof, then Borrower shall be required to purchase another, or amend the existing, Interest Rate Protection Agreement so that it shall have, in total, interest-rate protection in a notional amount equal to $443,030,000.00 (the “Supplemental Interest Rate Protection Agreement Requirement”). Borrower shall direct the Counterparty to deposit directly into the Restricted Account any amounts due Borrower under such Interest Rate Protection Agreement so long as any portion of the Debt remains outstanding, provided that the Debt shall be deemed to remain outstanding if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof. Additionally, Borrower shall collaterally assign to Lender all of its right, title and interest to receive any and all payments (other than as set forth in (i) and (ii) below) under the Interest Rate Protection Agreement pursuant to a collateral assignment of interest rate protection agreement in form and substance reasonably similar to the Interest Rate Protection Agreement signed on the date hereof, and shall deliver to Lender an executed counterpart of such Interest Rate Protection Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Restricted Account). To the extent that the then currently effective Interest Rate Protection Agreement provides interest-rate-protection coverage that is in excess of the amounts then currently due and outstanding under the Loan, Borrower may either:

(i)	sell to a third party or assign to an Affiliate that amount of the interest-rate-protection coverage in excess of the amounts then currently due and outstanding under the Loan, provided (A) that prior to any such sale the Borrower delivers to Lender an Officer’s Certificate certifying that (1) the sale of such remaining interest-rate-protection coverage complies with the terms and conditions of this Agreement, (2) does not effect Lender’s security interest in the then currently effective Interest Rate Protection Agreement (except for that interest in the Interest Rate Protection Agreement that is being conveyed pursuant to this subsection), and (3) the remaining interest-rate-protection coverage in favor of Lender under the amended Interest Rate Protection Agreement covers the then currently outstanding principal balance of the Loan, (B) that prior to any such sale Borrower delivers to Lender, for review and comment, all documentation regarding the revisions to the Interest Rate Protection Agreement, which revisions must be reasonably acceptable to Lender, and (C) Borrower shall pay to Lender all reasonable out-of-pocket third party costs and expenses paid or incurred by Lender in connection with any such sale.

(ii)	terminate that portion of the Interest Rate Cap Agreement that provides interest-rate-protection coverage in excess of the Loan’s then currently outstanding principal balance, provided (A) that prior to any such termination the Borrower delivers to Lender an Officer’s Certificate certifying that (1) the termination of such excess interest-rate-protection coverage complies with the terms and conditions of this Agreement, (2) does not effect Lender’s security interest in the then currently effective Interest Rate Protection Agreement (except for that interest in the Interest Rate Protection Agreement that is being terminated pursuant to this subsection), and (3) the remaining interest-rate-protection coverage in favor of Lender under the amended Interest Rate Protection Agreement covers the then currently outstanding principal balance of the Loan, (B) that prior to any such termination Borrower delivers to Lender, for review and comment, all documentation regarding the revisions to the Interest Rate Protection Agreement, which revisions must be reasonably acceptable to Lender, and (C) Borrower shall pay to Lender all reasonable out-of-pocket third party costs and expenses paid or incurred by Lender in connection with any such termination.

(iii)	Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Protection Agreement. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Protection Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(b)

If at any time (i) Wells Fargo Bank, N.A. or any of its affiliates is not “Lender” under the Loan, or (ii) Wells Fargo Bank, N.A. or any of its affiliates is not the Counterparty, then in the event there is any downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty below an “A” by S&P or below an “A2” by Moody’s, Borrower within ten (10) Business Days following receipt of written notice from Lender of such downgrade, withdrawal or qualification must either: (A) arrange for the Counterparty to provide a guaranty from an entity with a long term, unsecured and unsubordinated debt rating of at least “A” by S&P or “A2” by Moody’s in form and substance reasonably acceptable to Lender and the Rating Agencies or (B) replace the Interest Rate Protection Agreement with a new Interest Rate Protection Agreement with an Acceptable Counterparty (a “Replacement Interest Rate Protection Agreement”).

Notwithstanding the foregoing, in the event the Counterparty is Wells Fargo Bank, N.A. or any of its affiliates and neither Wells Fargo Bank, N.A. nor any of its affiliates is the Lender, such Replacement Interest Rate Protection Agreement is only required to be delivered in the event there is any downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty below an “A” by S&P and below an “A2” by Moody’s. In furtherance of the foregoing, if Wells Fargo Bank, N.A. and/or any of its affiliates are both Lender and Counterparty, then no Replacement Interest Rate Protection Agreement shall be required.

(c)	In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Protection Agreement or fails to maintain the Interest Rate Protection Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Protection Agreement and the third-party cost incurred by Lender in purchasing such Interest Rate Protection Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(d)	If required by Lender in connection with any Interest Rate Protection Agreement where Wells Fargo Bank, N.A. or any affiliate thereof is not the Counterparty thereunder, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)	the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;

(ii)	the execution and delivery of the Interest Rate Protection Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)	all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Protection Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)	the Interest Rate Protection Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

ARTICLE 3. BORROWER’S LIABILITY

3.1	BORROWER’S LIABILITY.

(a)	Limitation. Except as otherwise provided in this Article 3, Lender’s recovery against Borrower under this Agreement and the other Loan Documents shall be limited solely to the Property and the Collateral.

(b)	Exceptions; Limited Liability. Nothing contained in this Article 3 or elsewhere in this Agreement or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender for any Losses (defined below) incurred by Lender with respect to any of the following matters: (i) fraud or intentional or willful material misrepresentation by Borrower or Guarantor, or any Affiliate of Borrower or Guarantor under the control of Borrower or Guarantor, respectively; (ii) commission of a criminal act by Borrower, Guarantor, or any Affiliate of Borrower or Guarantor under the control of Borrower or Guarantor, respectively, which results in a forfeiture of the Property; (iii) material intentional physical waste of the Property or the Collateral; (iv) failure to pay property or other taxes, assessments assessed against the Property or charges which could become Liens on the Property (other than (x) amounts paid to Lender for taxes, assessments or charges pursuant to Impounds and where Lender elects (during the continuance of a Default or otherwise) not to apply such funds toward payment of the taxes, assessments or charges owed or (y) taxes, assessments or charges owed that are contested strictly in accordance with the terms of the Loan Documents) to the extent that the revenue from the Property is sufficient to pay such amount; (v) failure to maintain insurance as required by this Agreement to the extent that the revenue from the Property is sufficient to pay the Insurance Premiums relating thereto; (vi) failure to deliver any insurance or condemnation proceeds or awards or any security deposits received by Borrower to Lender or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing the Loan; (vii) failure to apply any rents, royalties, accounts, revenues, income, issues and profits which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (A) such indebtedness or other sums due Lender or (B) the normal and necessary operating expenses of the Property; (viii) any breach by Borrower of any covenant in this Agreement or in the Mortgage regarding Hazardous Materials or in any indemnity or other agreement regarding Hazardous Materials executed by Borrower in favor of Lender in connection with the Loan (including, without limitation, the Hazardous Materials Indemnity Agreement), or any representation or warranty of Borrower regarding Hazardous Materials contained therein proving to have been untrue in any material respect when made; (ix) any transfer taxes (or similar fees or taxes) incurred in connection with a transfer of the Property resulting from a foreclosure of the Mortgage or a deed-in-lieu of foreclosure of the Property; (x) Borrower’s failure to comply with the provisions of Sections 5.2 (to the extent such failure to comply in itself, or in the aggregate with other violations of Section 5.2 results in the substantive consolidation of Borrower) or Section 17.35 of this Agreement; (xi) Borrower’s or Guarantor’s failure to satisfy the Indemnification Obligations (as defined in the Lockbox Agreement) pursuant to the terms of the Lockbox Agreement; (xii) Borrower’s failure to deliver the Letter of Credit Assignment in accordance with the terms of Section 7.4(g) of this Agreement; (xiii) in connection with the assertion by Northrop Grumman Systems Corporation or its Affiliates of any rights or claims in connection with any right of first offer or right of first negotiation in the Northrop VA Lease with respect to the negotiations leading to, or the acquisition and financing of, the Northrop VA Property or the partnership interests of the owner of the Northrop VA Property by Borrower and/or any of its Affiliates arising in connection with the Purchase and Sale Agreements (such Losses in connection with the foregoing to include, but not be limited to, reasonable attorney’s fees and litigation expenses); or (xiv) a material misrepresentation with respect to the representations in Section 5.3 hereof. The term “Losses” as used herein shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities and any impairment of Lender’s security for the Loan), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable legal fees and other costs of defense).

(c)	Exceptions; Full Recourse. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement or the other Loan Documents, the limitation on recourse set forth in Article 3.1(a) and (b) above shall be null and void and completely inapplicable, and Borrower shall be fully and personally liable for the payment and performance of all obligations set forth in this Agreement and the other Loan Documents, including, with respect to (I) and (II) below, the payment of all principal, interest and other amounts under the Note, (I)(A) in the event the Property or the Collateral shall become an asset in (x) a voluntary bankruptcy or insolvency proceeding or other voluntary Material Action, or (y) an involuntary bankruptcy or insolvency proceeding or other involuntary Material Action, which, in either case, is consented to or colluded by Borrower, Guarantor, or an Affiliate of Borrower, or Guarantor controlled by Borrower or Guarantor, respectively, or filed by Borrower or Guarantor or an Affiliate of Borrower or Guarantor controlled by Borrower or Guarantor, respectively, and which is not dismissed within ninety (90) days of filing; or (B) in the event of a Default resulting from a Prohibited Property Transfer or a Prohibited Equity Transfer (excluding, however, any default under, or violation of, the terms of Section 7.4 of this Agreement) and (II) each of Borrower and Guarantor shall have full recourse liability for a portion of the Secured Obligations hereunder in an amount equal to (x) for so long as the Northrop VA Property is subject to the encumbrance of this Loan and the term of the Northrop VA Lease has not been extended, as reasonably acceptable to Lender, beyond its current term, 15% of the then currently outstanding principal balance of the Loan or (y) for so long as the Northrop VA Property is either (i) no longer subject to the encumbrance of this Loan or (ii) subject to a lease the term for which has been, on terms reasonably acceptable to lender, extended beyond its current term, 10% of the then currently outstanding principal balance of the Loan (collectively, “Borrower’s Debt Liability”) until (a) the Loan to Value Ratio (based upon those Property appraisals delivered to Lender in connection with the origination of the Loan) is less than fifty percent (50.0%) (the “LTV Decrease”) and (b) the LTV Decrease is the direct result of the release of one or more Properties pursuant to the terms and conditions set forth in Article 11 of this Agreement (provided that any Property Release that is permitted pursuant to Section 11.2(b) to cure a Default of the Loan shall not apply to this Section 3.1(c)). Notwithstanding anything to the contrary set forth herein, for so long as the Northrop VA Property remains subject to the encumbrance of this Loan and the term of the Northrop VA Lease has not been extended, as reasonably acceptable to Lender, beyond its current term, the Borrower’s Debt Liability shall remain in full force and effect during the term of the Loan and no LTV Decrease shall terminate Borrower’s Debt Liability. The Borrower’s Debt Liability shall not be deemed reduced by application of any of the following: (w) payments made during the continuation of a Default or an event or condition which, with the passage of time or giving of notice, or both, would constitute a Default, (x) proceeds from any foreclosure sale or liquidation of the Property, (y) the fair market value of the Property in the event that Lender takes title to the Property by foreclosure, deed-in-lieu of foreclosure or otherwise, or (z) condemnation awards or insurance proceeds. In addition, in the event that the Borrower fails to satisfy the Supplemental Interest Rate Protection Agreement Requirement set forth in Section 2.8 hereof, then Borrower and Guarantor shall be fully liable to Lender for any and all third-party costs incurred by Lender to purchase an Interest Rate Protection Agreement that satisfies the Supplemental Interest Rate Protection Agreement Requirement.

(d)	No Waiver, Release or Impairment. Nothing contained in this Article 3 shall be deemed to waive, release, affect or impair the indebtedness evidenced by the Loan Documents or the obligations of Borrower under the Loan Documents, or the liens and security interests created by the Loan Documents, or Lender’s rights to enforce its rights and remedies under the Loan Documents and under any guaranty or indemnity provided herein, in the Loan Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under this Agreement or in the other Loan Documents.

(e)	Prevail and Control. The provisions of this Article 3 shall prevail and control over any contrary provisions elsewhere in this Agreement or the other Loan Documents.

ARTICLE 4. IMPOUNDS

4.1	TAX IMPOUND.

Borrower shall deposit with Lender the following amounts (collectively, “Tax Impound”): $0.00 on the Disbursement Date, and on each Due Date thereafter commencing with the First P&I Due Date, an amount estimated from time to time by Lender in its reasonable discretion to be sufficient to pay the real estate taxes and assessments payable by Borrower with respect to the Property (collectively, “Taxes”) at least thirty (30) days prior to each date on which Taxes become delinquent (“Delinquency Date”). The initial estimated monthly amount to be deposited by Borrower for Taxes on each Due Date is $0. If Lender reasonably determines at any time that the Tax Impound will not be sufficient to pay any Taxes at least thirty (30) days prior to the Delinquency Date, Lender shall notify Borrower of such determination in writing and Borrower shall deposit with Lender the amount of such deficiency not more than ten (10) days after Borrower’s receipt of such notice; provided, however, if Borrower receives notice of any such deficiency less than thirty (30) days prior to the Delinquency Date, Borrower shall deposit the amount of such deficiency with Lender not more than three (3) Business Days after Borrower’s receipt of such notice, but in no event later than the Business Day immediately preceding the Delinquency Date. So long as no Default exists, Lender shall apply the Tax Impound to the payment of the Taxes. Deposits into the Tax Impound shall be waived, provided no Default is continuing, provided Borrower delivers, or causes to be delivered to Lender, evidence of the timely payment of such Taxes.

4.2	INSURANCE IMPOUND.

Borrower shall deposit with Lender the following amounts (collectively, “Insurance Impound”): $0 on the Disbursement Date, and on each Due Date thereafter commencing with the First P&I Due Date, an amount estimated from time to time by Lender in its reasonable discretion to be sufficient to pay the premiums for insurance required to be maintained by Borrower hereunder (“Insurance Premiums”) at least thirty (30) days prior to the date on which the current such insurance policies expire (“Insurance Expiration Date”). The initial estimated monthly amount to be deposited by Borrower for Insurance Premiums on each Due Date is $0. If Lender reasonably determines at any time that the Insurance Impound will not be sufficient to pay the Insurance Premiums at least thirty (30) days prior to the Insurance Expiration Date, Lender shall notify Borrower of such determination in writing and Borrower shall deposit with Lender the amount of such deficiency not more than ten (10) days after Borrower’s receipt of such notice; provided, however, if Borrower receives notice of any such deficiency less than thirty (30) days prior to the Insurance Expiration Date, Borrower shall deposit the amount of such deficiency with Lender not more than three (3) Business Days after Borrower’s receipt of such notice, but in no event later than the day immediately preceding the Insurance Expiration Date. So long as no Default exists, Lender shall apply the Insurance Impound to the payment of the Insurance Premiums. Deposits into the Insurance Impound shall be waived provided no Default is continuing and provided Borrower delivers, or causes to be delivered to Lender, evidence of the timely payment of such Insurance Premiums.

4.3	ADDITIONAL IMPOUNDS.

Borrower shall deposit with Lender any additional Impounds in the manner prescribed in Exhibit E attached hereto.

4.4	CASH MANAGEMENT AGREEMENT.

(a)	Borrower shall enter into the Lockbox Agreement which shall govern the collection of Gross Income and transfer of Gross Income into an account established under the Cash Management Agreement.

(b)	Borrower shall enter into the Cash Management Agreement which shall govern the holding and disbursement of Gross Income during the term of the Loan.

(c)	In the event of a Cash Trap Event Period (as defined in the Cash Management Agreement), all Excess Cash Flow (as defined in the Cash Management Agreement) shall be deposited into the Excess Cash Flow Reserve Account (as defined in the Cash Management Agreement), as more particularly set forth in Section 2.5(b) of the Cash Management Agreement.

4.5	GENERAL.

All deposits required to be made by Borrower under this Article 4, including, without limitation, the additional impounds set forth on Exhibit E attached hereto, if any, are herein collectively called “Impounds.” For so long as any of the Impounds required under this Section 4 are in effect and if Lender reasonably determines that an Impound was not estimated properly and a deficiency exists, Lender shall notify Borrower of such deficiency in writing and Borrower shall deposit or cause the applicable tenant to deposit with Lender the amount of such deficiency not more than ten (10) days after Borrower’s receipt of such notice. Lender shall have the right, upon prior advance written notice and subject to the tenant’s rights under its Lease, to enter upon the Property at all reasonable times, including without limitation, prior to any disbursement of Impounds, to inspect any work in process and/or completed for which Impounds are now or hereafter required, but Lender shall not be obligated to supervise or inspect any such work or to inform Borrower or any third party regarding any aspect of any such work. Borrower shall pay to Lender all reasonable out-of-pocket third party costs and expenses paid or incurred by Lender from time to time in connection with any request of Borrower for a disbursement of funds from the Impounds (other than the Tax Impound and the Insurance Impound). Borrower authorizes Lender to disburse directly to Lender, from the Impounds or from funds to be disbursed to Borrower from the Impounds, such sums as may be necessary, at any time and from time to time, to pay all such reasonable third-party costs and expenses.

4.6	GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS.

As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Impounds. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Impound (or account in which such Impounds are held), or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of a Default, Lender may apply all or any part of the Impounds against the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. The Impounds shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the foregoing Impounds except for the Tax Impound and the Insurance Impound (for which no interest shall be paid) shall be at a rate established by Lender or its servicing agent, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of Borrower’s obligations under the Loan Documents, all remaining Impounds, if any, shall be promptly disbursed to Borrower.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1	REPRESENTATIONS AND WARRANTIES.

As a material inducement to Lender’s entry into this Agreement, each Borrower, as to itself, represents and warrants to Lender as of the Effective Date:

(a)	Legal Status. Each of Borrower and, if its managing Person such as a general partner, manager, managing member, or similar Person (each, a “Managing Entity”) is an entity formed or organized under the laws of any Governmental Authority, each such Managing Entity, is duly formed or organized and existing and in good standing under the laws of the state in which such entity is formed or organized. Borrower and, if applicable, its Managing Entity, is currently qualified or licensed (as applicable) and shall remain qualified or licensed to do business in each jurisdiction in which the nature of its business requires it to be so qualified or licensed under applicable law (including, as to Borrower and, if required by the law of such jurisdiction, its Managing Entity, the jurisdiction in which the Property is located).

(b)	Authorization and Validity. The execution and delivery of the Loan Documents to which Borrower is a party have been duly authorized by Borrower and the Loan Documents constitute valid and binding obligations of Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of rules of equity.

(c)	Violations. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation applicable to the Borrower and/or the Property, or result in any breach or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower is bound.

(d)	Litigation. There are no pending or to Borrower’s knowledge threatened (in writing) actions, claims, investigations, suits or proceedings before any Governmental Authority, court or administrative agency which would have a Material Adverse Effect other than as described on Exhibit D attached hereto.

(e)	Financial Statements. The financial statements of Borrower and of Guarantor previously delivered by Borrower to Lender: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan, or other accounting standards approved by Lender. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered which would have a Material Adverse Effect, except as previously disclosed in writing by Borrower or Guarantor to Lender.

(f)	Reports. To the best of Borrower’s knowledge, all reports, documents, instruments and written information delivered by Borrower or Guarantor to Lender in connection with the Loan, as of the date delivered: (i) are correct in all material respects and sufficiently complete to give Lender accurate knowledge of their subject matter thereof; and (ii) do not contain any material misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading in any material respect.

(g)	Income Taxes. There are no pending assessments or adjustments of Borrower’s income tax payable with respect to any year.

(h)	Subordination. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations under the Note to an obligation owed to another party.

(i)

ERISA Matters. Borrower is not an employee benefit plan as defined in Section 3.(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Code (each of the foregoing hereinafter referred to individually and collectively as a “Plan”). Borrower’s assets do not constitute “plan assets” of any plan within the meaning of Department of Labor Regulation

Section 2510.3-101. Borrower will not transfer or convey the Property to a Plan or to a person or entity whose assets constitute such “plan assets,” and Borrower will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.” No Lease is a Plan or an entity whose assets constitute such “plan assets,” and Borrower will not enter into any Lease with a Plan or an entity whose assets constitute such “plan assets.” With respect to the Loan, Borrower is acting on Borrower’s own behalf and not on account of or for the benefit of any Plan.

(j)	Leases; Rent Roll. Except as disclosed in the rent roll relating to the Property (the “Rent Roll”) and the aging report and tenant estoppels relating to the Property, each delivered to and approved by Lender in connection with the closing of the Loan, (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) to Borrower’s knowledge, no party under any Lease is in default; (e) to Borrower’s knowledge, all Payments due have been paid in full and no tenant is in arrears in its payment of any Payments, with the exception of Semifab Inc. (“Semifab”) as tenant of that certain property located at 5853 / 5863 Rue Ferrari in San Jose, California; (f) none of the Payments reserved in the Leases have been assigned or otherwise pledged or hypothecated by Borrower; (g) to Borrower’s knowledge, none of the Payments have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (h) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (i) to Borrower’s knowledge, there exist no offsets or defenses to the payment of any portion of the Payments and Borrower has no monetary obligation to any tenant under any Lease except as set forth on Schedule 5.1(j)(1) attached hereto; (j) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (k) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (l) the Leases are valid and enforceable against Borrower and the tenants set forth therein; (m) other than with respect to those Leases set forth on Schedule 5.1(j)(2) attached hereto, no Lease contains an option to purchase, right of first refusal to purchase, right of first refusal to lease additional space at the Property, or any other similar provision; (n) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (o) to Borrower’s knowledge, no tenants have exercised any right to “go dark” that they may have under their Leases, with the exception of that certain Goodyear Property located at 201 King Mill Court in McDonough, Georgia; (p) all security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Borrower; (q) other than as identified on Exhibit E-2 attached hereto, no brokerage commissions or finders fees are due and payable regarding any Lease, with the exception of The Goodyear Tire & Rubber Company and Semifab; (r) each tenant is in actual, physical occupancy of the premises demised under its Lease and is paying full rent under its Lease; and (s) no tenant under any Major Lease is, to Borrower’s knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

(k)	Compliance with Laws; Permits. To the Borrower’s knowledge, the Property complies in all material respects with all applicable federal, state and local laws, rules and regulations. Either Borrower or the tenant under the applicable Lease, as applicable, holds all permits, franchises, licenses and other authorizations necessary to enable the Property to be operated in compliance with applicable law.

(l)

Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower, SPE Party, Guarantor, Manager (if Manager is an Affiliate of Borrower), and to Borrower’s knowledge, after having made reasonable inquiry each Person owning a direct or indirect interest in (other than in any entity or company whose shares or securities are listed on a national securities exchange) Borrower, SPE Party, Guarantor and Manager (if Manager is an Affiliate of Borrower): (i) is not currently identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control (currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf) or any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any legal requirements (or if such list does not exist, the similar list then being maintained by the United States), including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States; (ii) is not a Person subject to any trade restriction, trade embargo, economic sanction, or other prohibition under federal law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder; and (iii) is not in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Uniting and Strengthening America by Providing Appropriate Tools Required in Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) ((i), (ii) and (iii), collectively, the “Patriot Act”), with the result that (A) the investment in Borrower, SPE Party, Guarantor or Manager (if Manager is an Affiliate of Borrower), as applicable (whether directly or indirectly), is prohibited by law, or (B) the Loan is in violation of law.

(m)	Conduct of Business. Borrower possesses all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Borrower to conduct the business(es) in which Borrower is now engaged in compliance with applicable law.

(n)	Solvency. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower, and Borrower, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Borrower will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Borrower is able to pay its debts as they become due.

(o)	Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

(p)	Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the reasonably intended benefits of the security intended to be provided by this Agreement, the Mortgage, the Note and the other Loan Documents, materially and adversely affects the value or marketability of the Property, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.

(q)	Intentionally omitted.

(r)	Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by legal requirements affecting Borrower or the Property or any part thereof or by the terms and conditions of this Agreement, the Mortgage, the Note or the other Loan Documents.

(s)	Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(t)	Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

(u)	Intentionally omitted.

(v)	REA Representations. Except as set forth on third party estoppels obtained on or prior to the date hereof, (a) each REA is in full force and effect, (b) neither Borrower nor any other party to any REA is in default of a material obligation thereunder, (c) there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default of a material obligation thereunder and (d) except as set forth on Schedule 5.1(v) attached hereto, no REA has been modified, amended or supplemented.

(w)	Guarantor Representations. Borrower hereby represents and warrants that, as of the Effective Date and (except for the representations set forth in Sections 5.1(d) and (g) hereof) continuing thereafter for the term of the Loan, the representations and warranties set forth in subsections 5.1(a) through (g), (l), (n) and (o) above are true and correct with respect to Guarantor, as the same are applicable to such party. Wherever the term “Borrower” is used in each of the foregoing subsections it shall be deemed to be “Guarantor”.

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Section 5.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender on the date hereof notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

5.2	REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPE STATUS.

Borrower hereby represents, warrants and covenants to Lender, with regard to Borrower, as follows:

(a)	Limited Purpose. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities:

(i)	to acquire, own, hold, lease, operate, manage, maintain, develop and improve, the Property;

(ii)	to enter into and perform its obligations under the Loan Documents;

(iii)	to sell, transfer, service, convey, exchange, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and

(iv)	to engage in any lawful act or activity and to exercise any powers permitted to limited partnerships or limited liability companies, as applicable, formed under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b)	Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not, while the Loan is outstanding:

(i)	guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person, except as contemplated by the Loan Documents with respect to other Borrowers;

(ii)	engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section 5.2;

(iii)	incur, create or assume any indebtedness or liabilities other than, with respect to Borrower only, (A) the Loan, (B) obligations for which Lender is collecting an Impound, and (C) unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property not to exceed two percent (2%) of the outstanding balance of the Loan, and which is not evidenced by a note and which must be paid within sixty (60) days and which are otherwise expressly permitted under the Loan Documents;

(iv)	make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents;

(v)	to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business;

(vi)	buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(vii)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity other than, with respect to SPE Party, its ownership interest in Borrower;

(viii)	own any asset or property other than the Property and incidental personal or intangible property necessary for the ownership or operation of the Property or, with respect to SPE Party, its ownership interest in Borrower; or

(ix)	take any Material Action without the unanimous written consent of all partners or members of Borrower or SPE Party, as applicable, including any Independent Managers of Holdco.

(c)	Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, Borrower represents and warrants that in the conduct of its operations since the Closing Date it has and will continue to observe the following covenants (collectively, the “Separateness Provisions”):

(i)	maintain books and records and bank accounts separate from those of any other Person;

(ii)	maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(iii)	comply with all organizational formalities necessary to maintain its separate existence;

(iv)	hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

(v)	maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, except as contemplated by the Loan Documents;

(vi)	prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law;

(vii)	allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(viii)	not enter into any transaction with any Affiliate, other than that certain agreement with TRT NOIP GT Lease Holdco LLC, a Delaware limited liability company, with respect to rent payments, except on an arm’s-length basis on terms which are intrinsically fair and substantially similar to those that would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;

(ix)	conduct business in its own name, and, to the extent Borrower uses stationery, invoices or checks, use separate stationery, invoices and checks bearing its own name;

(x)	not commingle its assets or funds with those of any other Person, except as contemplated by the Loan Documents with respect to other Borrowers;

(xi)	not assume, guarantee or pay the debts or obligations of any other Person, except as contemplated by the Loan Documents with respect to other Borrowers;

(xii)	correct any known misunderstanding as to its separate identity;

(xiii)	not permit any Affiliate to guarantee or pay its obligations (other than as set forth in the Loan Documents with respect to (x) other Borrowers and (y) the Guaranty and the Hazardous Materials Indemnity Agreement);

(xiv)	not make loans or advances to any other Person;

(xv)	pay its liabilities and expenses out of and to the extent of its own funds;

(xvi)	intentionally omitted;

(xvii)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall only apply to the extent that there is positive net cash flow at the Property after the payment of all operating expenses and debt service, and shall not require any equity owner to make additional capital contributions to Borrower; and

(xviii)	cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

Failure of Borrower to comply with any of the covenants contained in Sections 5.2(a), (b) or (c) above or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

(d)	SPE Covenants in Borrower Organizational Documents. Borrower covenants and agrees to incorporate the provisions contained in this Section 5.2 into Borrower’s and SPE Party’s organizational documents and Borrower and SPE Party agree not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Section 5.2 without the prior written consent of the Lender and the confirmation from the Rating Agencies that such amendment, modification or change will not result in a downgrading or qualification of the respective rating.

(e)	SPE Party. If Borrower is a limited partnership, each general partner of Borrower shall be a limited liability company, whose sole asset is its interest in Borrower, with provisions in its organizational documents limiting its purpose, authority and activities to those set forth in clauses (a) - (c) above (“GP SPE Party”), modified to allow such SPE Party to act solely as a general partner of Borrower and to engage in no other business or activity. Such SPE Party shall at all times (A) continue to own no less than a 0.5% direct equity ownership interest in Borrower, (B) comply with each of the applicable covenants, terms and provisions set forth in clauses (a) - (c) above and this clause (e), and (C) will cause Borrower to comply with the provisions of this Section 5.2.

(f)	Intermediate Holdco. Each Intermediate Holdco shall be a limited liability company, whose sole asset is its direct or indirect interest in Borrower or GP SPE Party, with provisions in its organizational documents limiting its purpose, authority and activities to those set forth in clauses (a) - (c) above, modified to allow such Intermediate Holdco to act solely as a direct or indirect equity owner of Borrower or GP SPE Party and to engage in no other business or activity. Such Intermediate Holdco shall at all times (A) continue to own no less than 100% direct or indirect equity ownership interest in any Borrower or GP SPE Party that is a limited liability company and 99% direct interest as a limited partner in any Borrower that is a limited partnership, (B) comply with each of the applicable covenants, terms and provisions set forth in clauses (a)-(c) above, and (C) will cause its subsidiaries to comply with the provisions of this Section 5.2.

(g)	Holdco. Holdco shall be a limited liability company, whose sole asset is its direct or indirect interest in Borrower, SPE Party and Intermediate Holdco, with provisions in its organizational documents limiting its purpose, authority and activities to those set forth in clauses (a) - (c) above, modified to allow such Holdco to act solely as a direct or indirect equity owner of Borrower, GP SPE Party and Intermediate Holdco and to engage in no other business or activity. Such Holdco shall at all times (A) continue to own no less than 100% direct or indirect equity ownership interest in each Borrower, GP SPE Party and Intermediate Holdco, (B) comply with each of the applicable covenants, terms and provisions set forth in clauses (a)-(c) above, and (C) will cause its subsidiaries to comply with the provisions of this Section 5.2.

(h)

Additional Requirements Applicable to each Borrower that is a Limited Liability Company, GP SPE Party and Intermediate Holdco. The limited liability company agreement (the “Non-Holdco LLC Agreement”) of each Borrower that is a limited liability company, GP SPE Party and Intermediate Holdco (the “Non-Holdco”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Non-Holdco (“Non-Holdco Member”) to cease to be the member of Non-Holdco (other than (A) upon an assignment by Non-Holdco Member of all of its limited liability company interest in Non-Holdco and the admission of the transferee in accordance with the Loan Documents and the Non-Holdco LLC Agreement or (B) the resignation of Non-Holdco Member and the admission of an additional member of Non-Holdco in accordance with the terms of the Loan Documents and the Non-Holdco LLC Agreement), a springing member, which shall be a Delaware corporation, shall, without any action of any other Person and simultaneously with the Non-Holdco Member ceasing to be the member of Non-Holdco automatically be admitted to Non-Holdco as a member with a zero percent (0%) economic interest (“Corporate Special Member”) and shall continue Non-Holdco without dissolution and (ii) Corporate Special Member may not resign from Non-Holdco or transfer its rights as Corporate Special Member unless (A) a successor special member has been admitted to Non-Holdco as a Corporate Special Member in accordance with requirements of Delaware law. The Non-Holdco

LLC Agreement shall further provide that (i) Corporate Special Member shall automatically cease to be a member of Non-Holdco upon the admission to Non-Holdco of the first substitute member, (ii) Corporate Special Member shall be a member of Non-Holdco that has no interest in the profits, losses and capital of Non-Holdco and has no right to receive any distributions of the assets of Non-Holdco, (iii) pursuant to Section 18-301 of the Act, Corporate Special Member shall not be required to make any capital contributions to Non-Holdco and shall not receive a limited liability company interest in Non-Holdco, (iv) Corporate Special Member, in its capacity as Corporate Special Member, may not bind Non-Holdco and (v) except as required by any mandatory provision of the Act, Corporate Special Member shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Non-Holdco including, without limitation, the merger, consolidation or conversion of Non-Holdco. In order to implement the admission to Non-Holdco of Corporate Special Member, Corporate Special Member shall execute a counterpart to the Non-Holdco LLC Agreement. Prior to its admission to Non-Holdco as Corporate Special Member, Corporate Special Member shall not be a member of Non-Holdco.

(i)	Non-Consolidation Opinion. Borrower shall provide a bankruptcy non-consolidation opinion (“Non-Consolidation Opinion”) with respect to Borrower, its equity owners, Guarantor and such other parties as Lender may reasonably require, prepared by counsel and in form and substance as approved by Lender. All of the facts stated and all of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, in any exhibits attached thereto, are true and correct in all respects. Borrower has complied with and will comply and will cause the compliance with all of the assumptions made with respect to Borrower in the Non-Consolidation Opinion.

(j)	Independent Manager. As long as any obligation under the Loan is outstanding, Holdco at all times shall have at least two (2) Independent Managers (defined below). The organizational documents of Borrower, GP SPE Party, Intermediate Holdco and Holdco shall provide that (I) the board of managers or other governing body of Borrower, GP SPE Party, Intermediate Holdco or Holdco, as applicable, and the constituent members of Borrower and/or SPE Party, Intermediate Holdco or Holdco (the “Constituent Members”) shall not take any Material Action, unless at the time of such action there shall be at least two (2) Independent Managers engaged by Holdco as provided by the terms hereof and the organizational documents of Holdco; (II) any resignation, removal or replacement of any Independent Managers shall not be effective without two (2) Business Days’ prior written notice to Lender and the Rating Agencies accompanied by evidence that the replacement Independent Managers satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Managers shall consider only the interests of the Constituent Members and Borrower, any GP SPE Party, Intermediate Holdco and Holdco, depending on which company is subject to the Material Action (including such entities’ respective creditors) in acting or otherwise voting on the Material Action (which such fiduciary duties to the Constituent Members, in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower, GP SPE Party, Intermediate Holdco or Holdco (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, Borrower, GP SPE Party, Intermediate Holdco and Holdco and (z) the interests of any group of Affiliates of which the Constituent Members, Borrower, GP SPE Party, Intermediate Holdco and Holdco is a part)); (IV) other than as provided in subsection (III) above, the Independent Managers shall not have any fiduciary duties to any Constituent Members, any managers of Borrower, GP SPE Party, Intermediate Holdco or Holdco or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to Borrower, GP SPE Party, Intermediate Holdco, Holdco, or any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct.

For purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the provisions of this Section 5.2.

(k)	Additional Requirements Applicable to Holdco. The limited liability company agreement of Holdco (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Holdco (“Member”) to cease to be the member of Holdco (other than (A) upon an assignment by Member of all of its limited liability company interest in Holdco and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement or (B) the resignation of Member and the admission of an additional member of Holdco in accordance with the terms of the Loan Documents and the LLC Agreement), any Person acting as Independent Manager of Holdco shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Holdco automatically be admitted to Holdco as a member with a zero percent (0%) economic interest (“Special Member”) and shall continue Holdco without dissolution and (ii) Special Member may not resign from Holdco or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Holdco as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Managers of Holdco. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Holdco upon the admission to Holdco of the first substitute member, (ii) Special Member shall be a member of Holdco that has no interest in the profits, losses and capital of Holdco and has no right to receive any distributions of the assets of Holdco, (iii) pursuant to Section 18-301 of the Act, Special Member shall not be required to make any capital contributions to Holdco and shall not receive a limited liability company interest in Holdco, (iv) Special Member, in its capacity as Special Member, may not bind Holdco and (v) except as required by any mandatory provision of the Act, Special Member in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Holdco including, without limitation, the merger, consolidation or conversion of Borrower or SPE Party; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Manager, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Holdco of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Holdco as Special Member, Special Member shall not be a member of Holdco, but Special Member may serve as an Independent Manager of Holdco.

(l)

Additional Requirements Applicable to Limited Liability Companies. The limited liability company agreement of any limited liability company that is required hereby to comply with this Section 5.2 shall further provide, that upon the occurrence of any event that causes the Member or Non-Holdco Member to cease to be a member of such limited liability company to the fullest extent permitted by law, the personal representative of member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member or Non-Holdco Member in such limited liability company agree in writing (i) to continue such limited liability company and (ii) to an admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such limited liability company effective as of the occurrence of the event that terminated the continued membership of Member or Non-Holdco Member in such limited liability company. Any action initiated by or brought against Member, Non-Holdco Member, Corporate Special Member or Special Member under any Creditors Rights Laws shall not cause Member, Non-Holdco Member, Corporate Special Member or Special Member to cease to be a member of such limited liability company and upon the occurrence of such an event, the business of such limited liability company shall continue without dissolution. The limited liability company agreement of such limited liability company shall provide that each of Member, Non-Holdco Member, Corporate Special Member and Special Member waives any right it might have to agree in writing to dissolve such limited liability company upon the occurrence of any action initiated by or brought against Member, Non-Holdco Member, Corporate Special Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member, Non-Holdco Member, Corporate Special Member or Special Member

to cease to be a member of such limited liability company. For purposes of this subsection 5.2(h), “Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

(m)	Compliance Certificates. Not later than ninety (90) days after and as of the end of each fiscal year and at any other time upon request from Lender, Borrower shall provide an Officer’s Certificate certifying as to Borrower’s continued compliance with the terms of this Section 5.2 and the terms of the Cash Management Agreement. Additionally, Borrower shall provide Lender with such other evidence of Borrower’s compliance with this Section 5.2 and the terms of the Cash Management Agreement as Lender may reasonably request from time to time.

(n)	Past Separateness. Northrop VA Borrower hereby represents that, from the date of its formation on April 10, 2003, through the Closing Date, that it:

(i)	has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(ii)	has paid all of its debts and liabilities from its assets;

(iii)	has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(iv)	has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person, except in accordance with principals of consolidation in conformity with generally accepted accounting principals;

(v)	has not had its assets listed as assets on the financial statement of any other Person;

(vi)	has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(vii)	has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(viii)	has corrected any known misunderstanding regarding its status as a separate entity;

(ix)	has conducted all of its business and held all of its assets in its own name;

(x)	has not identified itself or any of its affiliates as a division or part of the other;

(xi)	has maintained and utilized separate stationery, invoices and checks bearing its own name, to the extent necessary to correct any known misunderstanding regarding its status as a separate entity;

(xii)	has not commingled its assets with those of any other Person and has held all of its assets in its own name;

(xiii)

has not guaranteed or become obligated for the debts of any other Person, except with respect to that certain First Guaranty and Suretyship Agreement dated as of April 28, 2008 and that certain Second Guaranty and Suretyship Agreement dated as of April 28,

2008, in each case guaranteeing obligations of iStar CTL Finance LLC, a Delaware limited liability company (the “Subsidiary”) under that certain Loan Agreement dated as of April 28, 2008, between the Subsidiary, as borrower, and General Electric Capital Corporation, as lender (the “GE Loan Agreement”), which guarantees are no longer outstanding, or as of the date hereof will not be, outstanding;

(xiv)	has not held itself out as being responsible for the debts or obligations of any other Person;

(xv)	has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(xvi)	has not pledged its assets to secure the obligations of any other Person, except with respect to guaranteeing obligations of the Subsidiary under the GE Loan Agreement, which guarantees are no longer, or as of the date hereof will not be, outstanding, and no such pledge remains, or as of the date hereof will be, outstanding;

(xvii)	has maintained adequate capital in light of its contemplated business operations;

(xviii)	has maintained a sufficient number of employees, if any, in light of its contemplated business operations and has paid the salaries of its own employees, if any, from its own funds;

(xix)	has not owned any subsidiary or any equity interest in any other entity, except for [its limited liability company interests in the Subsidiary;

(xx)	has not incurred any indebtedness except indebtedness incurred pursuant to, or permitted under, the GE Loan Agreement that is no longer, or as of the date hereof, will not be, outstanding;

(xxi)	has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged or guarantees incurred pursuant to, or permitted under, the GE Loan Agreement that is no longer, or as of the date here, will not be, outstanding; and

(xxii)	none of the tenants holding leasehold interests with respect to the Property are affiliated with the Northrop VA Borrower.

5.3	REPRESENTATIONS; RECYCLED ENTITIES.

Northrop VA Borrower hereby represents that it:

(a)	is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business;

(b)	has no judgments or liens of any nature against it except for tax liens not yet due and liens created or imposed pursuant to or permitted under the GE Loan Agreement;

(c)	is in compliance in all material respects with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all permits necessary for it to operate;

(d)	is not involved in any dispute with any taxing authority;

(e)	has paid all taxes which it owes;

(f)	other than its limited liability company interest in the Subsidiary, has never owned any real property other than the property that is the subject of the current transaction and personal property necessary or incidental to its ownership or operation of the applicable Individual Property and has never engaged in any business other than the ownership and operation of the applicable Individual Property;

(g)	is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full, reversed or otherwise fully resolved, which in either case would reasonably be expected to have a Material Adverse Effect;

(h)	has provided Lender with financial statements relating to the Northrop VA Borrower that are required under this Agreement; and

(i)	has no material contingent or actual obligations not related to the Property except indebtedness incurred pursuant to, or permitted under, the GE Loan Agreement.

ARTICLE 6. HAZARDOUS MATERIALS

6.1	HAZARDOUS MATERIALS INDEMNITY AGREEMENT.

Simultaneously herewith, Borrower and Guarantor have executed and delivered to Lender the Hazardous Materials Indemnity Agreement, which Hazardous Materials Indemnity Agreement is not secured by the Mortgage.

ARTICLE 7. COVENANTS OF BORROWER

7.1	COSTS AND EXPENSES.

Borrower shall, within ten (10) Business Days of demand, pay Lender all reasonable, out-of-pocket third party costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement and all other Loan Documents contemplated hereby; (b) any modifications and amendments, if any, of this Agreement or any of the other Loan Documents; (c) the processing of any Borrower requests made hereunder and under any of the other Loan Documents; (d) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement and the other Loan Documents; or (e) otherwise protecting Lender’s interests under this Agreement and any other Loan Document, including, without limitation, in connection with any “work-out” of the Loan or any bankruptcy, insolvency, receivership, reorganization, rehabilitation, liquidation or other similar proceeding in respect of any Obligor or an assignment by any Obligor for the benefit of its creditors. For all purposes of this Agreement, Lender’s reasonable costs and expenses as described above (collectively, “Costs and Expenses”) shall also include, without limitation, as allocable to the Loan, all appraisal fees, cost engineering and inspection fees, reasonable third party legal fees and expenses, third party accounting fees, fees for the disbursement of any Impounds as set forth in Section 4.5 hereof, environmental and other consultant fees, auditor fees, and the cost to Lender of any title insurance premiums and title company charges (including for down dates, abstracts, tax certificates, title insurance endorsements required by Lender, and UCC financing statements, tax lien and litigation searches), surveys, recording, reconveyance and notary fees, any transfer and mortgage taxes, any rating agency fees and expenses for the initial securitization of the Loan, and any loan servicing and special servicing fees and expenses (including, without limitation, any “work-out” and/or liquidation fees), any interest payable to any servicer, any special servicer or any trustee pursuant to a trust and servicing agreement in respect of advances made by any of the foregoing; all compensation payable to any special servicer in connection with servicing the Loan when it is a specially serviced loan or its administration of any of the Property foreclosed upon; and, except for the regular monthly fee payable to the servicer, any other cost, fee or expense of the trust fund administering the Loan (including, but not limited to, reimbursements to the trustee thereof, the servicer, any special servicer, any certificate administrator thereunder and related Persons of each of the foregoing and indemnification to Persons entitled thereto pursuant to any trust and servicing agreement governing the Loan, taxes related to the Loan or the Property payable from the assets of the applicable trust fund, tax related expenses (other than the recurring expenses of filing or furnishing annual or other tax or information returns, reports or schedules, which will be paid by any certificate administrator) and the cost of various opinions of counsel required to be obtained in connection with servicing the Loan and administration of the trust fund). Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semiannually. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services. Notwithstanding the foregoing, Borrower shall not be required to pay for more than one appraisal (or for the aforementioned architect and cost engineering specialist more than once) during the term of the Loan unless a Default occurs and is continuing or as otherwise required by law. In addition, if Borrower is undertaking a Restoration or is performing Work that requires the obtaining of a building permit, then Borrower shall pay the reasonable out-of-pocket costs of architect’s, engineers and other consultants retained by Lender to review the performance of such Restoration or Work. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, whenever any term or provision in any Loan Document provides that Borrower (or Guarantor) shall pay Lender’s costs or expenses, such term or provision shall be deemed to mean that Borrower (or Guarantor) shall be responsible to pay only those third party out of pocket costs and expenses actually incurred by Lender.

7.2	ERISA COMPLIANCE.

Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

7.3	MANAGEMENT OF PROPERTY; BROKERAGE AGREEMENTS; OTHER AGREEMENTS.

(a)	The Property shall at all times be managed by a Qualified Manager pursuant to a management agreement reasonably approved by Lender and subordinated and assigned to Lender (unless a Property is being managed by a tenant other than pursuant to a separate management agreement). Without the prior written consent of Lender, Borrower shall not enter into any other third party property management contracts. Each such contract shall be expressly subordinated to the Loan on terms and conditions reasonably acceptable to Lender. Borrower shall engage leasing brokers listing contracts only on market terms, and all such contracts shall be expressly subordinated to the Loan and shall be entered into using a form that has been reasonably approved by Lender in writing.

(b)	Borrower shall not enter into or amend, modify or terminate any Material Contract without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)	In the event of the transfer of the management of the Property to an Affiliated Manager, such transfer shall be conditioned upon delivery to Lender of a new Non-Consolidation Opinion addressing such transfer.

7.4	COVENANTS - LEASES; MAJOR LEASES.

(a)	Leases. Borrower shall, at Borrower’s sole cost and expense:

(i)	perform in all material respects all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

(ii)	use reasonable efforts to keep the Property leased at all times to tenants Borrower reasonably and in good faith believes are creditworthy, at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

(iii)	promptly deliver to Lender upon execution, a copy of each Lease and all amendments thereto and waivers thereof; and

(iv)	subject to the rights and obligations set forth under the respective Leases, shall assign to Lender as additional collateral for the Loan any and all security deposits and letters of credit delivered by any tenant to Borrower, including, without limitation, the letter of credit (and any replacement or substitution thereof) delivered to Borrower pursuant to the Goodyear Lease.

Unless consented to in writing by Lender or otherwise permitted under any other provision of the Loan Documents (or unless provided under any existing Leases), Borrower shall not:

(i)	grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances (provided, however, if the right to purchase is for an amount in excess of the Release Price of the Property, Lender’s consent right to any of the foregoing shall not be unreasonably withheld);

(ii)	grant any tenant under any Lease any right to prepay rent more than one (1) month in advance;

(iii)	except upon Lender’s request, execute any assignment of landlord’s interest in any Lease;

(iv)	collect rent or other sums due under any Lease in advance, other than to collect rent one (1) month in advance of the time when it becomes due; or

(v)	enter into any Lease which (aa) is not on fair market terms (which terms may include free or discounted rent and tenant allowances to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance reasonably satisfactory to the landlord promptly upon the landlord’s request; or (cc) does not contain subordination, non-disturbance and attornment provisions (including the requirement to provide notice and cure to landlord’s lender in the event of a landlord default) reasonably satisfactory to Lender.

(b)	Major Leases. In addition to the requirements of subsection (a) above, with respect to any Major Lease (as defined below), unless consented to in writing by Lender (which consent shall not be unreasonably withheld) or otherwise permitted under any other provision of the Loan Documents, Borrower shall not:

(i)	enter into any Major Lease;

(ii)	terminate (unless the tenant is in monetary default thereunder), modify or amend a Major Lease (including the term thereof); or

(iii)	release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

The term “Major Lease,” as used herein, shall mean any Lease, which is, at any time, a Lease of more than twenty-five percent (25%) of the total rentable area of any Individual Property, as reasonably determined by Lender. Borrower’s obligations with respect to Major Leases shall be governed by the provisions of this Section 7.4.

(c)	Lease Payment Event. Borrower shall deposit with Lender any sums received by Borrower in consideration of any termination, modification or amendment, or settlement (other than a settlement for the payment of past due rent) of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder (a “Lease Payment Event”) and any such sums received by Borrower shall be held in trust by Borrower for the benefit of Lender. Any such sums shall be promptly paid to Lender for deposit by Lender into the General TI Impound or an impound created specifically for the re-tenanting of such space. Provided no Default is continuing, any such amounts so deposited shall be returned to Borrower upon the re-leasing of such terminated space and from time to time upon incurrence of associated Leasing Costs.

(d)	Material Default. Borrower shall, at Borrower’s sole cost and expense, give Lender prompt written notice of any default by landlord or tenant under any Major Lease of which Borrower has knowledge and which has a Material Adverse Effect.

(e)	Lender Consent Required. Any Lease that does not satisfy the requirements of this Section 7.4 shall, subject to subsection (f) below, require the prior written consent of Lender, such consent not to be unreasonably withheld. Notwithstanding the foregoing, any Major Lease shall, subject to subsection (f) below, require the prior written consent of Lender. Any Lease that is not a Major Lease which satisfies the requirements of Section 7.4(a) shall not require Lender’s written consent.

(f)	Request for Approval; Failure to Deny Request. Lender’s failure to deny any written request by Borrower for Lender’s consent required under this Section 7.4 or to request additional information in response to such request within ten (10) Business Days after Lender’s receipt of such request (and all lease documents and information reasonably related thereto, “Lease Documents”) shall be deemed to constitute Lender’s consent to such request and Lease Documents; provided that said written request to Lender conspicuously state in 12 point or larger bold type “PURSUANT TO SECTION 7.4(f) OF THE LOAN AGREEMENT, BORROWER’S REQUEST FOR APPROVAL OF THE LEASE SHALL BE DEEMED APPROVED IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION REASONABLY RELATED THERETO IN WRITING WITHIN TEN (10) BUSINESS DAYS OF THIS LETTER, THE ENCLOSED LEASE AND RELATED INFORMATION AS DESCRIBED HEREIN.” In the event that Lender requests additional information to complete its review within the initial ten (10) Business Day period after Borrower’s written request for approval, Lender’s failure to deny such request by Borrower within five (5) Business Days after receipt of all of the information Lender has requested to complete its review shall be deemed to constitute Lender’s consent to such request; provided that all of the information requested by Lender is delivered and such information conspicuously states in 12 point or larger bold type “PURSUANT TO SECTION 7.4(f) OF THE LOAN AGREEMENT, BORROWER’S REQUEST FOR APPROVAL OF THE LEASE SHALL BE DEEMED APPROVED IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION REASONABLY RELATED THERETO IN WRITING WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS ADDITIONAL INFORMATION AS DESCRIBED HEREIN.”

(g)

Security Deposits. As additional security for the Loan, Borrower has assigned to Lender all of Borrower’s right, title and interest in and to any security deposits or letters of credit delivered to Borrower by tenants at the Property as security for such tenants’ obligations under their respective Leases. Lender shall draw on any such letters of credit upon delivery to Lender of an Officer’s Certificate from Borrower specifying what conditions exist under the applicable Lease entitling the Borrower to draw on such letter of credit. Any letters of credit assigned to Lender and held by Lender pursuant to the terms hereof shall be held in accordance with the terms of the applicable Lease and all applicable laws. Lender shall return to Borrower any letters of credit held by Lender hereunder upon the expiration of the Lease applicable to such letter of credit (or sooner, if required by the terms of such Lease) or upon payment in full of the Loan, or upon the release of the applicable Property pursuant to the terms hereof (and Lender shall execute and deliver any and all assignment documents required or requested by the issuing bank in order to assign any such letters of credit to Borrower or any other entity requested by Borrower). Within ten (10) days of the date hereof, Borrower shall deliver to Lender executed documentation, in form and substance reasonably acceptable to Lender, from the respective issuers of the letters of credit evidencing the assignment of such letters of credit from Borrower to Lender (such obligation, collectively, the “Letter of Credit Assignment”).

7.5	ASSIGNMENT OF INDEMNIFICATION.

On the date hereof, Northrop VA Borrower and TROP collaterally assigned to Lender all of their respective right, title and interest in and to that certain Indemnity and Direction Agreement dated June 25, 2010 from iStar Financial Inc. to Northrop VA Borrower, TROP, TRT and TRT Acquisitions.

7.6	RIGHT OF SUBORDINATION.

Lender may at any time and from time to time by specific written instrument intended for such purpose, unilaterally subordinate the lien of the Mortgage to any Lease, without joinder or consent of, or notice to, Borrower, any tenant or any other Person. No subordination referred to in this Section 7.6 shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating the Mortgage to any Lease.

7.7	FURTHER ASSURANCES.

Upon Lender’s reasonable request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform and/or consent to any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any security interests or liens created by the Loan Documents; provided, however, that no such instruments shall (1) increase any of the obligations, or reduce any of the rights, of Borrower or Guarantor under the Loan Documents, (2) increase any costs or expenses payable by Borrower or Guarantor under the Loan Documents or (3) reduce any of the obligations, or increase any of the rights, of Lender under the Loan Documents. The foregoing covenant includes, without limitation, Borrower’s consent to the revision of any Loan Document in order to correct any scrivener, clerical or similar errors or to modify any term, condition or provision thereof in order to satisfy the provisions of this Section 7.7.

7.8	ASSIGNMENT.

Without the prior written consent of Lender, Borrower shall not (except as otherwise permitted under Articles 14 and 15 hereof) assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

7.9	EXISTENCE.

Borrower shall at all times maintain its current legal existence and preserve and keep in full force and effect its legal rights and authority.

7.10	COMPLIANCE WITH LAWS, ETC.

Borrower shall (a) comply in all material respects with all applicable laws, and all restrictive covenants of record affecting Borrower or the Property, performance, prospects, assets or operations of Borrower, and (b) seek to obtain as needed all permits necessary for its operations and maintain such in good standing.

7.11	LITIGATION.

Borrower shall promptly notify Lender in writing of any litigation pending or threatened in writing against Borrower (which is not covered by insurance) claiming damages in excess of Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00) and of all pending or threatened (in writing) litigation against Borrower if the aggregate damage claims against Borrower exceed One Million and No/100 Dollars ($1,000,000.00).

7.12	MERGER, CONSOLIDATION, TRANSFER OF ASSETS.

Without limiting Borrower’s obligations under Section 5.2, Article 14 and Article 15 of this Agreement, Borrower shall not: (a) merge or consolidate with any other entity; (b) make any substantial change in the nature of Borrower’s business or structure; (c) acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, Transfer or otherwise dispose of a material part of Borrower’s assets, except in the ordinary course of Borrower’s business or as otherwise permitted hereunder (including under Section 7.4 and Article 15 hereof).

7.13	ACCOUNTING RECORDS.

Borrower shall maintain adequate books and records in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards reasonably approved by Lender. Borrower shall permit any representative of Lender, at any reasonable time and from time to time during business hours, upon reasonable advance written notice (but not more frequently than one time per calendar year unless a Default shall be continuing), to inspect, audit and examine such books and records and make copies of same.

7.14	PAYMENT OF TAXES AND CLAIMS.

Borrower shall pay (or cause to be paid) (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon (unless Lender is paying the same pursuant to the terms hereof or unless Borrower is contesting any such taxes, assessments or other governmental charges in good faith pursuant to Section 17.7 herein) and (b) except to the extent being contested in good faith by appropriate proceedings and for which appropriate reserves (which may be funds then held as Impounds, as determined in Lender’s reasonable discretion) have been established, all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, which have become due and payable and which by law have or may become a lien or encumbrance, other than a judgment lien, upon any of Borrower’s properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

7.15	MAINTENANCE OF PROPERTY.

Borrower shall maintain (or cause to be maintained) in good repair, working order and condition in all material respects, excepting ordinary wear and tear, the Property and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

7.16	QUALIFICATION, NAME; EXISTENCE.

Borrower shall qualify and remain qualified to do business in the jurisdiction in which the Property is located or in which the nature of its business requires it to be so qualified. Borrower will transact business solely in its own name. Borrower will not change its name, address or state of organization without giving prior written notice thereof to Lender. Borrower shall at all times maintain its current legal existence and preserve and keep in full force and effect its legal rights and authority.

7.17	ALTERATIONS.

Lender’s prior approval (which approval shall not be unreasonably withheld or delayed) shall be required in connection with any alterations to any Improvements (a) that would be reasonably expected to have a Material Adverse Effect, (b) the cost of which in the aggregate with all ongoing alterations is reasonably anticipated to exceed the Alteration Threshold or (c) that are structural in nature, except in each case for alterations or tenant improvements being made expressly pursuant to existing Leases entered into pursuant to Section 7.4 or existing as of the date hereof (and as such are deemed approved by Lender). If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements under subsection (b) above shall at any time exceed the Alteration Threshold (other than Improvements for which

Borrower has deposited Impounds as required hereunder), Borrower shall, if required in writing by Lender, promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Lender, or (iv) a completion bond acceptable to Lender. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold. In addition to Borrower’s obligation to post security if the alteration exceeds the Alteration Threshold, Borrower shall deliver to Lender title coverage reasonably acceptable to Lender to insure Lender for any mechanic’s liens filed in connection with such alteration to the extent such title coverage is available at a reasonable cost in the jurisdiction in which the Property is located. Any such security or excess funds shall be disbursed to Borrower to pay or reimburse Borrower for completed work related to such alterations, provided Borrower complies with the requirements for disbursements for work as set forth in Section 4.4.4(d) of Exhibit E (such work being performed in connection with such alterations being deemed “Work” in Section 4.4.4(d) of Exhibit E only for the purposes of disbursements pursuant to this Section 7.17). All such security or excess funds remaining after completion of the alteration shall be promptly returned to Borrower.

7.18	COMPLIANCE WITH PATRIOT ACT.

Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, SPE Party, Guarantor, any property manager (if such property manager is an Affiliate of Borrower) (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property (including, without limitation, any tenant at the Property) become listed on any list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. At Lender’s option, it shall be a Default hereunder if Borrower, SPE Party or Guarantor becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

7.19	ACCESS TO PROPERTY.

Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance written notice subject to the tenant’s rights under the applicable Lease.

7.20	NOTICE OF DEFAULT.

Borrower shall promptly advise Lender of any Material Adverse Effect or of the occurrence of any Default of which Borrower has knowledge.

7.21	COOPERATE IN LEGAL PROCEEDINGS.

Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Mortgage or the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

7.22	PERFORMANCE BY BORROWER.

Borrower shall (a) in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Mortgage, the Note and the other Loan Documents and (b) in a timely manner observe, perform and fulfill, in all material respects, its material obligations under any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications of changes thereto.

7.23	ESTOPPEL CERTIFICATES.

(a)	Borrower Estoppel. After request by Lender, Borrower shall, within twenty (20) days of such request (but in any event, unless a Default is continuing, not more frequently than twice per calendar year), furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Default exists, (vii) that this Agreement, the Note, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) to Borrower’s knowledge, whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Payments thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default in any material respect under the Leases, and, if any of the lessees are in default, in any material respect setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations created and evidenced hereby and by the Mortgage or the Property.

(b)	Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, (but in any event not more frequently than one time per calendar year), duly executed estoppel certificates from any one or more tenants as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that no rent under such Leases have been paid more than one (1) month in advance, except as security, and that the tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c)	In connection with a Secondary Market Transaction in connection with the Loan (or any portion thereof or interest therein), at Lender’s request, Borrower shall provide an estoppel certificate to any investor or any prospective investor in such form, substance and details as Lender, such investor or prospective investor may reasonably require.

(d)	Borrower shall use commercially reasonable efforts to deliver to Lender, upon request, estoppel certificates from each party under any REA in form and substance reasonably acceptable to Lender.

(e)	On an annual basis, Lender shall promptly provide information reasonably requested by Borrower to assist with Borrower’s annual auditing, provided such information is not confidential and is readily available. Any such information shall be provided without representation or warranty and Borrower shall pay any reasonable third party costs of Lender associated therewith.

7.24	ADVISOR.

TROP shall at all times be operated by an experienced professional advisory firm (or have internal management similar to what an advisory firm provides) regularly engaged in the operation and advisement of real estate investment trusts similar in experience and expertise to TRT.

7.25	NO JOINT ASSESSMENT.

Borrower shall not consent to or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

7.26	REA COVENANTS.

Borrower agrees that, without the prior consent of Lender, Borrower will not enter into any new REA or execute modifications to any existing REA if such new REA or such modifications will have a Material Adverse Effect. Borrower shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to each REA to comply with all of the terms and conditions contained in such REA.

7.27	DEFERRED MAINTENANCE.

Within one hundred eighty (180) days of the date hereof, Borrower shall complete the repairs and replacements as described on Exhibit E-1 attached hereto (the “Deferred Maintenance”). Notwithstanding the foregoing, for those items set forth on Exhibit E-1 and identified as “Tenant Responsibility”, Borrower shall not be required to complete the Deferred Maintenance itself, but shall be required to enforce the terms of the applicable Lease to cause the tenant under such Lease to perform such repairs as and when required pursuant to the terms of the applicable Lease.

7.28	LOAN TO COST.

At all times while the Mezzanine Loan or any New Mezzanine Loan shall be in existence, the loan-to-cost ratio (calculated as the quotient of (i) the sum of (A) the outstanding principal balance of the Loan and (B) the outstanding principal balance of the Mezzanine Loan or the New Mezzanine Loan, as applicable, and (ii) the purchase price of all Properties) shall not exceed seventy-five percent (75%).

ARTICLE 8. FINANCIAL COVENANTS

8.1	STATEMENTS REQUIRED.

During the term of the Loan and while any portion of the Debt remains outstanding, unless Lender otherwise consents in writing or, if prior to a Securitization or during the continuance of a Default, requests on a more frequent basis, Borrower shall provide to Lender the following:

(a)	Annual Financial Statement. Within sixty (60) days of Lender’s written request therefor (but in no event earlier than sixty (60) days after the end of each fiscal year), an unaudited financial statement, signed and certified as true and correct by an authorized officer of Borrower showing all revenues and expenses and a balance sheet showing all assets and liabilities of Borrower relating to the Property for such fiscal year, provided, Borrower shall have a period of thirty (30) days from the delivery of such statements to provide any material adjustments to such statements. In addition, for so long at the Loan’s outstanding-principal balance exceeds $65,000,000, not later than one hundred twenty (120) days after and as of the end of each fiscal year, Borrower shall deliver to Lender an audited operating statement and balance sheet audited by a “Big Four” accounting firm or any other independent accounting firm reasonably satisfactory to Lender, showing all revenues and expenses relating to the Property for such fiscal year;

(b)	Monthly and Quarterly Operating Statements. Not later than ten (10) days after request by Lender during the period prior to any sale of the Loan, and thereafter not later than sixty (60) days after and as of the end of each calendar quarter, an unaudited operating statement, signed and certified as true and correct by an authorized officer of Borrower, showing all revenues and expenses during the most recent month (for which such statements are available) or quarter and year-to-date;

(c)	Intentionally Omitted.

(d)	Annual Budget. Within ninety (90) days after the end of each fiscal year, an Annual Budget including a Capital Expenditures budget signed and dated by Borrower, and certified by Borrower to be a true, complete and correct copy of the Annual Budget adopted by Borrower for the applicable year; which, upon the occurrence and during the continuance of a Cash Trap Event Period shall be approved by Lender, which approval shall not be unreasonably withheld (such approved Annual Budget, an “Approved Annual Budget”). Until such new proposed budget is approved (if applicable), the prior existing Approved Annual Budget shall be used for the next calendar year, adjusted for customary increases of three percent (3%) per item.

(e)	Rent Roll. Not later than sixty (60) days after and as of the end of each calendar quarter (and together with the delivery of the quarterly statements set forth in 8.1(b)), a Rent Roll signed and dated by Borrower, provided, Borrower shall have a period of thirty (30) days from the delivery of such Rent Roll to provide any material adjustments to such Rent Roll;

(f)	Compliance Certificates. The Compliance Certificate described in Section 5.2(i) hereof;

(g)	Debt Yield. No later than sixty (60) days after the end of each quarter (and together with the delivery of the quarterly statements set forth in 8.1(b)), Borrower shall deliver to Lender an Officer’s Certificate setting forth Borrower’s calculation of the Debt Yield for the Loan, provided, Borrower shall have a period of thirty (30) days from the delivery of such statement to provide any material adjustments to such statement; and

(h)	Other Information. From time to time prior to a Securitization (or syndication of the Loan) or during the continuance of a Default, upon Lender’s delivery to Borrower of at least ten (10) days’ prior written notice, such other information with regard to Borrower, principals of Borrower, any Guarantor or the Property, as Lender may reasonably request in writing.

8.2	FORM; WARRANTY.

Borrower agrees that all financial statements to be delivered to Lender pursuant to this Article 8 shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards reasonably acceptable to Lender. By its execution of this Agreement, Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a Material Adverse Effect, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement which would have a Material Adverse Effect, except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to this Article 8 shall not contain any misrepresentation or omission of a material fact.

8.3	CHARGE FOR LATE DELIVERY.

If any financial statement, leasing schedule or other items required to be delivered to Lender pursuant to this Article 8 is not timely delivered, following written notice from Lender to Borrower, and such failure continues after ten (10) days of such written notice from Lender, Borrower shall promptly pay to Lender, as a late charge, the sum of One Thousand and No/100 Dollars ($1,000) per item. In addition, Borrower shall promptly pay to Lender an additional late charge of Five Hundred and No/100 Dollars ($500.00) per item for each full month during which such item remains undelivered following written notice from Lender. Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower’s payments under this Article 8 are a reasonable estimate of such expenses. Borrower acknowledges further that payment by Borrower of this late charge does not in any manner affect or otherwise impair or waive any rights and remedies Lender may have hereunder, under the Loan Documents or under applicable law for any Default.

8.4	MINIMUM NET WORTH AND LIQUIDITY.

For so long as any obligation under this Agreement or any of the other Loan Documents is outstanding (subject to subsection (y) below), the Guarantor shall maintain (a) a Tangible Net Worth in excess of $750,000,000 and (b) a minimum Liquidity, as reasonably determined by Lender, in excess of $10,000,000 (the “Minimum Net Worth Test”); provided, however, (x) in the event that during the period this Section 8.4 is effective the Guarantor fails to satisfy the Minimum Net Worth Test, the Borrower may cure such default by delivering to Lender either (i) one or more replacement or additional guarantors that are reasonably acceptable to Lender and which in the aggregate satisfy the Minimum Net Worth Test or (ii) deliver to Lender additional collateral, including a letter of credit, for the Borrower’s Debt Liability in such amount and of such type as is reasonably acceptable to Lender and (y) the terms and conditions of this Section 8.4 shall have no further force or effect if the Borrower’s Recourse Liability is terminated because of a LTV Decrease pursuant to Section 3.1 of this Agreement.

ARTICLE 9. DEFAULTS AND REMEDIES

9.1	DEFAULT.

For all purposes hereof, “Default” shall mean either an “Optional Default” (as defined below) or an “Automatic Default” (as defined below).

(a)	Optional Default. An “Optional Default” shall occur, at Lender’s option (exercised in its sole and absolute discretion), upon the occurrence of any of the following events:

(i)	Monetary. Borrower shall fail to (a) pay when due the P& I Payment Amount or sums which are payable on the Maturity Date, or (b) pay when due any other sums payable under the Note, this Agreement or any of the other Loan Documents and such failure continues after ten (10) days’ written notice of such failure from Lender to Borrower.

(ii)	Failure to Perform. Borrower shall fail to observe, perform or discharge any of Borrower’s obligations, covenants, conditions or agreements, other than Borrower’s payment obligations, under the Note, this Agreement or any of the other Loan Documents, and such failure shall remain uncured for forty-five (45) days after written notice thereof shall have been given to Borrower by Lender; provided, however, if any failure under this Section 9.1(a)(ii) shall be of such a nature that it cannot be cured or remedied within such forty-five (45) days, Borrower shall be entitled to a reasonable period of time to cure or remedy such failure (not to exceed one hundred twenty (120) days following the giving of such notice (subject to further extension by Lender, in Lender’s reasonable discretion)), provided Borrower commences the cure or remedy thereof within the forty-five (45) day period following the giving of notice and, thereafter, proceeds with diligence to complete such cure or remedy.

(iii)	Representations and Warranties. Any representation, warranty, certificate or other written statement (financial or otherwise) made or furnished by or, in the case of any financial statements of Borrower, on behalf of Borrower or Guarantor, to Lender under or in connection with any of the Loan Documents shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

(iv)	Intentionally Omitted.

(v)	Bankruptcy of Partners, Managing Member, and Guarantors. The occurrence of an event specified in subsections (b)(i) or (ii) herein as to any general partner or managing member of Borrower (other than any SPE Party) or Guarantor.

(vi)	Interest Rate Protection Agreement. Borrower shall fail to observe, perform or discharge any of Borrower’s obligations, covenants, conditions or agreements under the Interest Rate Protection Agreement and otherwise comply with the covenants set forth in Section 2.2(i) and Section 2.8 hereof and such failure shall remain uncured for ten (10) days after written notice thereof shall have been given to Borrower by Lender.

(b)	Automatic Default. An “Automatic Default” shall occur automatically upon the occurrence of any of the following events:

(i)	Voluntary Bankruptcy, Insolvency, Dissolution. (aa) Borrower’s or SPE Party’s filing a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, “Debtor Relief Law”); or (bb) Borrower’s or SPE Party’s filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the petition’s material allegations regarding Borrower’s or SPE Party’s insolvency; or (cc) Borrower’s or SPE Party’s making a general assignment for the benefit of creditors; or (dd) Borrower’s or SPE Party’s applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower, SPE Party or any of their property; or (ee) the filing by Borrower or SPE Party of a petition seeking the liquidation or dissolution of Borrower or SPE Party or the commencement of any other procedure to liquidate or dissolve Borrower or SPE Party.

(ii)	Involuntary Bankruptcy. Borrower’s or SPE Party’s failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or SPE Party, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or ninety (90) days after the date of filing of the petition.

(iii)	REIT Status. If at any time during the term of the Loan TRT ceases to be a real estate investment trust under the Code.

9.2	ACCELERATION.

Upon the occurrence of an Optional Default, Lender may, at its option (exercised in its sole and absolute discretion), declare all principal, interest and other sums owing to Lender under the Note and the other Loan Documents (including, without limitation, all unpaid or unreimbursed Costs and Expenses) immediately due and payable. Upon the occurrence of an Automatic Default, all principal, interest and other sums owing to Lender under the Note and the other Loan Documents (including, without limitation, all unpaid or unreimbursed Costs and Expenses) shall automatically become immediately due and payable.

9.3	RIGHTS AND REMEDIES.

In addition to the other rights and remedies above and otherwise in this Agreement, at any time after a Default, Lender shall have all of the rights and remedies as set forth in the Mortgage, the other Loan Documents, under applicable law and in equity. All rights and remedies of Lender under this Agreement and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law and in equity. Lender may enforce any such remedies or rights either successively or concurrently.

ARTICLE 10. PREPAYMENT

10.1	PREPAYMENT.

(a)	Voluntary Prepayment. The voluntary prepayment of the Loan is permitted in full or in part at any time and from time to time. Any partial principal prepayment shall be applied to the Loan in accordance with the terms of this Agreement. As a condition to any voluntary prepayment, Borrower shall give Lender written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least twenty (20) and not more than ninety (90) days prior to the Business Day upon which prepayment is to be made and must specify the Business Day on which such prepayment is to be made, which Prepayment Notice may be revoked by Borrower on or prior to the prepayment date set forth in the Prepayment Notice and, upon the written request of Lender following the Borrower’s revocation of any such Prepayment Notice, the Borrower shall pay to Lender any and all of the Lender’s reasonably incurred third-party costs and expenses associated with the revoked Prepayment Notice. If any such notice is given, the outstanding Debt (or such portion of the Debt as is set forth by Borrower in the Prepayment Notice) shall be due and payable on the date specified therein together with (i) if the Loan is prepaid on any day other than the last day of any Rate Period, an amount equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the Rate Period in which the prepayment occurred (“Short Interest”), (ii) any Breakage Costs (provided the same are not duplicative of any Short Interest paid in connection with such prepayment), (iii) any Interest Rate Protection Breakage Costs, and (iv) any and all other amounts then due and payable under the Note, this Agreement and the other Loan Documents. Borrower hereby agrees that in the event Borrower delivers a Prepayment Notice and fails to prepay the Loan in accordance with the Prepayment Notice and the terms of this Section 10.1 (a “Prepayment Failure”), Borrower shall indemnify Lender from and against, and shall be responsible for, all Breakage Costs and other reasonable third-party costs incurred by Lender with respect to any such Prepayment Failure.

(b)	Exclusion. Notwithstanding the foregoing or anything herein to the contrary, Borrower shall not be required to pay any prepayment fee in connection with any prepayment resulting from Lender’s application of any insurance proceeds or condemnation awards or scheduled P&I Payment Amount to the outstanding principal balance of the Loan; provided, however, that Borrower shall be required to pay any Breakage Costs (provided the same are not duplicative of any Short Interest paid in connection with such prepayment) and any Short Interest.

10.2	WAIVER.

Borrower agrees that if the Loan is prepaid, Borrower shall pay any Interest Rate Protection Breakage Costs, Breakage Costs (provided the same are not duplicative of any Short Interest paid in connection with such prepayment), and Short Interest as set forth above. Borrower hereby acknowledges that: (a) the agreement to pay any Interest Rate Protection Breakage Costs, the Breakage Costs, and Short Interest as set forth above for the right to prepay the Loan was separately negotiated with Lender; (b) the economic value of the various elements of this agreement was discussed; and (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific agreement negotiated between Borrower and Lender and contained herein.

ARTICLE 11. PARTIAL RELEASE

11.1	BORROWER RIGHT TO RELEASE INDIVIDUAL PROPERTIES.

At any time (and from time to time) during the term of the Loan, Borrower may elect to release all (but not part of) any Individual Property, in accordance with the provisions of this Article 11, at Borrower’s sole cost and expense provided that, notwithstanding the conditions set forth below, Borrower shall be required to release the Northrop VA Property if a Fixed Rate Loan Earn-Out Advance occurs (each such release, a “Property Release”).

11.2	CONDITIONS.

Borrower shall only have the right to cause a Property Release if all of the following conditions have been satisfied:

(a)	Notice. Borrower shall give at least thirty (30) days written notice to Lender (which notice period shall, with respect to the release under this Article 11 of the Northrop VA Property, be ten (10) days prior-written notice if said property is being added to the Fixed-Rate Loan) specifying Borrower’s intended Release Date and the Individual Property or Properties affected. Simultaneously with the delivery of such notice, Borrower shall deposit with Lender (except in connection with the release under this Article 11 of the Northrop VA Property if said property is being added to the Fixed-Rate Loan, in which case the Borrower shall reimburse Lender’s reasonable and actual third-party expenses in connection with the Property Release at the time of the Property Release, for which expenses Borrower shall be solely responsible whether or not the Property Release shall be completed) an amount reasonably estimated by Lender to be sufficient to reimburse Lender’s anticipated reasonable and actual out of pocket expenses in connection with the Property Release, for which Borrower shall be solely responsible whether or not the Property Release shall be completed. If any such notice shall have been given by Borrower, then Borrower shall be permitted to revoke such notice in writing prior to the Release Date, provided Borrower pays all of Lender’s reasonable third party expenses incurred in connection with the proposed Property Release. Upon completion of the Property Release or revocation by Borrower as specified above, Lender shall return any surplus deposit to Borrower.

(b)	No Default. No Default shall exist either on the date of receipt of Borrower’s notice under Section 11.2(a) above or on the Release Date; provided, however, Borrower shall be permitted to conduct a Property Release, subject to all of the other conditions for a Property Release herein, while a Default exists if the release of the Property subject to the Property Release will cure such Default.

(c)	Payments. Borrower shall pay in full, on or before the Release Date (i) all unpaid interest accruing under the Loan to and including the Release Date, (ii) all other sums due under the Loan and the other Loan Documents on or before the Release Date, (iii) all reasonable and actual out of pocket escrow, closing, recording, legal, Rating Agency and other third party fees, costs and expenses paid or actually incurred by Lender and its agents in connection with the Property Release, the release of the lien of the Mortgage on the Property or the Individual Property, as the case may be, the review of the proposed property-release-related documentation, (iv) an administrative fee to Lender of $35,000 (which administrative fee shall not apply to the release under this Article 11 of the Northrop VA Property, if said property is being added to the Fixed-Rate Loan), and (v) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the Property Release, excluding income taxes. Lender shall cooperate with Borrower to effect a Property Release upon notice by Borrower of its decision to effectuate the same.

(d)	Deliveries. Borrower shall, at Borrower’s sole cost and expense, deliver the following items to Lender on or before the Release Date:

(i)	A certificate of Borrower certifying that all of the requirements of this Article 11 have been satisfied;

(ii)	If the Loan is held by a REMIC, written evidence from the Rating Agencies that the Property Release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Property Release for any securities representing interests in such REMIC which are then outstanding (such written-evidence requirement shall not apply to the release under this Article 11 of the Northrop VA Property if said property is being added to the Fixed-Rate Loan); and

(iii)	Such other certificates, opinions, documents or instruments as are customary in commercial mortgage property release transactions to effect the Property Release.

(e)	Property Release Conditions. For a Property Release, the following additional conditions for a release of an Individual Property shall also have been satisfied:

(i)	Borrower shall deliver, or caused to be deliver, to Lender the applicable Release Price, provided, however, for the Northrop VA Property, if it is released from the encumbrance of this Loan (A)(1) within six (6) months of the date hereof, the Northrop VA Property’s release price shall be at 100% of its Allocated Loan Amount (which amount, if the Northrop VA Property is transferred to the Fixed Rate Loan in connection with a Fixed Rate Loan Earn-Out Advance, shall be paid by funds distributed pursuant to the Fixed Rate Loan Earn-Out Advance), (2) thereafter during the original term of this Loan and during the first Extension Term, the Northrop VA Property’s release price shall be at 100% of its Allocated Loan Amount as adjusted so that the Debt Yield immediately after such release of the Northrop VA Property is at least 12.7%, (3) during the second Extension Term, the Northrop VA Property’s release price shall be at 100% of its Allocated Loan Amount as adjusted so that the Debt Yield immediately after such release of the Northrop VA Property is at least 13.5%, and (4) during the third Extension Term, the Northrop VA Property’s release price shall be at 100% of its Allocated Loan Amount as adjusted so that the Debt Yield immediately after such release of the Northrop VA Property is at least 13.75% and (B) to be encumbered by the Fixed Rate Loan then the Release Price shall be directly funded by proceeds from the Fixed Rate Loan.

(ii)	If the Loan has been securitized, (A) the Property Release shall not cause any of the Rating Agencies to withdraw, qualify or downgrade the then-applicable rating on any security issued in connection with such securitization and, if required by Lender, Lender shall have received written confirmation of this from the applicable Rating Agencies; and (B) the Property Release shall not (1) constitute a “significant modification” of the Loan within the meaning of Treasury Regulation Section 1.860G-2(b) or (2) cause the Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code, and, if required by Lender, Lender shall have received an opinion of counsel to this effect, in form and content and issued by counsel satisfactory to Lender;

(iii)	Immediately following the Property Release, if the Individual Property subject to the Property Release (the “Released Property”) was covered by a title policy which covered any other Property not released, Borrower shall have delivered any title endorsements or updated title reports as Lender may reasonably require with respect to any of the Properties not being released; and

(iv)	All conditions, if any, for release of the Property Release under the Mezzanine Loan Agreement, if any, shall have been satisfied or will be satisfied simultaneously therewith.

(f)	Release of Lien. Upon satisfaction of all conditions specified in this Article 11, the Released Property shall be released from the lien of the Mortgage and the other Loan Documents. Lender shall, at Borrower’s expense, prepare, execute and deliver any instruments reasonably necessary to release the lien of the Mortgage and other Loan Documents from the Released Property.

(g)	Transfer of Reserves. With respect to the release under this Article 11 of the Northrop VA Property to the Fixed-Rate Loan, any and all funds held in Impounds that are associated with the Northrop VA Property shall be transferred by Lender to the lender for the Fixed Rate Loan and held in accordance with the loan documents governing said Fixed Rate Loan.

ARTICLE 12. INSURANCE

12.1	REQUIRED INSURANCE.

Throughout the term of the Loan, Borrower shall maintain the following types of insurance in the form and content as set forth in this Article 12.

(a)	Casualty Insurance. Borrower, at its sole cost and expense, will keep the Property and the Collateral insured during the entire term of the Loan, for the mutual benefit of Borrower and Lender, against fire and such other hazards that would be covered by an insurance policy issued on a Special Form Cause of Loss - “All Risk” basis (the “Casualty Policy”). The Casualty Policy shall:

(i)	include coverage for, and specifically state that coverage is provided for: Windstorm Coverage (as defined in Section 12.1(b)(iii), hail, Terrorism Coverage (as defined in Section 12.5 below) and, mold;

(ii)	provide coverage in an amount not less than full replacement value, without deduction for depreciation or co-insurance;

(iii)	have a deductible no greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00) per occurrence, with the exception of a deductible no greater than (i) One-Hundred Thousand and No/100 Dollars ($100,000.00) for any flood location within the 100-500 year flood plan or (ii) Fifty Thousand and No/100 Dollars ($50,000.00) per occurrence specific to Special Flood Hazard NFIP coverage for buildings located in Special Flood Hazard zones (other than a deductible of no greater than five percent (5%) of the replacement cost of the Property and the Collateral for Windstorm Coverage, Special Excess of NFIP Flood Hazard Coverage for buildings located in Special Flood Hazard Zones and earthquake insurance) and no more than five percent (5%) of underwritten net cash flow as determined by Lender in accordance with its internal underwriting procedures, and contain a replacement cost endorsement;

(iv)	contain a lender’s loss payable endorsement containing provisions equivalent to those provisions contained in Form 438BFU and naming Lender as the mortgagee (unless otherwise agreed by Lender in its sole discretion). If the lender’s loss payable endorsement is not provided on Form 438BFU or ISO Form CP1218, the applicable form number shall be referenced on the proposed endorsement and such endorsement must be acceptable to Lender;

(v)	be evidenced by an Accord 27 (Form Date: March, 1993), an Accord 28 (2003/10) or equivalent form, or such other form acceptable to Lender in its sole discretion in favor of Lender, as mortgagee and loss payee, and such evidence shall be provided to Lender. Borrower shall also provide Lender with a complete copy of the Casualty Policy promptly upon issuance but no later than sixty (60) days from the closing of the Loan;

(vi)	contain a so called “Agreed Amount” endorsement or a “No Co-Insurance” clause unless otherwise agreed by Lender in its sole and absolute discretion;

(vii)	Building Ordinance or Law Coverage sufficient to compensate for the cost of demolition, increased costs of construction and loss to any undamaged portion of the improvements at the Property if the current use of the Property or the improvements thereon are “nonconforming” or “legal nonconforming” or become “nonconforming” or “legal nonconforming” pursuant to the applicable zoning regulations and if full rebuildability and continued full use following a casualty is otherwise not permitted under such zoning regulations; and

(viii)	except as provided in subsection(a)(vi) above, not contain any co-insurance clauses or provisions that would reduce the coverage available under the Casualty Policy.

(b)	Other Property Insurance Coverage. Borrower must also provide the following additional forms of insurance coverage, whether as additional coverage under the Casualty Policy or by purchasing one or more additional policies, which additional coverage or policies shall comply with all of the requirements contained herein applicable to the Casualty Policy unless otherwise provided below:

(i)	Rental loss and/or business interruption insurance for a period of (i) twelve (12) months for all properties other than the Northrop VA and Sybase Properties or (ii) eighteen (18) months for the Northrop VA and Sybase Properties, in an amount sufficient such that the insurer would not deem Borrower a co-insurer under the policy, (A) with loss payable to Lender; (B) which provides that after the physical loss to the Property and Collateral occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of (i) twelve (12) months for all properties other than the Northrop VA and Sybase Properties or (ii) eighteen (18) months for the Northrop VA and Sybase Properties, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (C) if required by Lender from time to time, which contains an extended period of indemnity endorsement which provides that after the physical loss to such Property and Collateral has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property and Collateral are repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such rental loss and/or business interruption insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such rental loss and/or business interruption insurance, as applicable. Any rental loss and/or business interruption insurance proceeds shall be held by Lender and disbursed in accordance with Section 12 of this Agreement;

(ii)	Comprehensive boiler and machinery coverage, without exclusion for explosion, covering all boilers or other pressure vessels, machinery and equipment located at the Property, in an amount not less than the full replacement value thereof and of the building or buildings housing the same and for “loss of income;”

(iii)	Pursuant to Section 12.1(a)(i), coverage for windstorm (“Windstorm Coverage”), which Windstorm Coverage shall comply with each of the applicable requirements for insurance policies set forth in this Section 12 (including, without limitation, those relating to deductibles); provided, that, Lender, at Lender’s option, may require Borrower to obtain or cause to be obtained the Windstorm Coverage with higher deductibles than set forth above;

(iv)	At all times during which structural construction, repairs or alterations are being made with respect to the improvements on the Property, and only if the Property and liability coverage forms do not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the below mentioned Liability Policy; and (B) the insurance provided for in subsection (a) above written in a so called Builder’s Risk Completed Value form, including coverage for 100% of the total construction costs (1) on a non reporting basis, (2) against “all risks” insured against pursuant to subsection (a) above, and (3) including permission to occupy the Property; and

(v)	Earthquake insurance in any area of increased risk (20% PML or higher). Lender may change its requirements for Earthquake Insurance from time to time based on (i) review of a current probable maximum loss seismic study, to be prepared at Borrower’s expense (up to once every two years), forecasting the expected damage from any event anticipated to reoccur once in 475 years, on a 50%-certain statistical basis; (ii) actual and potential losses at any other locations the same earthquake insurance covers and sharing the policy’s occurrence and annual aggregate limits of available coverage; and (iii) the amount of lost business or rental income to be expected during Restoration of the Property.

(c)	Liability Insurance. Borrower, at its sole cost and expense and during the entire term of the Loan, shall maintain:

(i)	a Commercial General Liability Coverage Policy on the so-called “occurrence” form (“Liability Policy”) that includes coverage for contractual damages, property damage, personal and bodily injuries (including death resulting therefrom) and provide for a per occurrence minimum limit of liability of not less than $1,000,000 and a general aggregate minimum limit of liability of not less than $2,000,000 without any deductible or self-insured retention unless otherwise agreed by Lender in its sole and absolute discretion (to continue at not less than the aforesaid limits until reasonably required to be changed by Lender pursuant to Section 12.2 hereof), and such other liability insurance as is reasonably requested by Lender. The Liability Policy shall cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) contractual liability coverage with regard to occurrences for property damage, bodily injury, personal injury and death for so-called “insured” contracts as defined in the Liability Policy. Further, the policy shall include coverage for, and shall specifically state that coverage for, Terrorism Coverage and mold are not excluded. Borrower shall provide a Certificate of Liability Insurance that states the coverage limits per occurrence and indicates the full name of Borrower as a named insured, rather than as an additional insured; and

(ii)	umbrella liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (i) above.

(d)	Blanket Insurance. Unless otherwise agreed to by Lender in its sole and absolute discretion, blanket policies shall be permitted only if (i) coverage will not be affected by any loss on other properties covered by the policies, (ii) the policy specifically allocates to each Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate policy, and (iii) such policy is approved in advance in writing by Lender, and Lender’s interest is included therein as provided in this Agreement, (iv) such policy is otherwise issued in accordance with the terms of Section 12 of this Agreement, and (v) any changes or amendments made hereafter to such policy (including any endorsements and riders) are subject to the approval of Lender or its servicing agent. At all times, approval of any blanket policy remains subject to review and approval by Lender based on the schedule of locations and values.

12.2	ADDITIONAL INSURANCE.

In addition to the foregoing, Borrower shall at all times obtain and maintain (or cause to be obtained and maintained) such additional insurance policies and coverage (i) as may be required pursuant to any and all agreements, declarations, covenants, and/or other arrangements to which Borrower is party or to which Borrower or the Property is subject, including, without limitation, any declarations of covenants, conditions and restrictions or similar covenants and/or restrictions affecting the Property, franchise agreements, licenses, leases, codes or ordinances, (ii) as set forth on Exhibit G attached hereto, and (iii) such other insurance as may from time to time be reasonably required by Lender in order to protect its interests and/or to satisfy then current market conditions and requirements.

12.3	POLICY REQUIREMENTS.

The Casualty Policy, the Liability Policy and each other insurance policy required hereunder (each, a “Policy” and, collectively, the “Policies”) shall:

(a)	provide that (i) Lender shall receive thirty (30) days’ notice of any modification, cancellation or expiration of the Policy, (ii) Lender shall receive ten (10) days’ notice of any nonpayment, and (iii) any such modification, cancellation or expiration without such notice shall not be effective against Lender;

(b)	unless otherwise agreed by Lender in its sole discretion and except for flood and earthquake insurance coverage, be issued by an insurer having a minimum rating of “A” or better from S&P, and, in the event of a ratings downgrade from S&P, Borrower shall be required to replace said insurer(s) with a carrier satisfying the claims paying ability ratings required by this subsection (b);

(c)	each insurer shall be admitted or authorized to do business in the state where the Property is located or shall otherwise be acceptable to Lender in its sole and absolute discretion;

(d)	be evidenced by a certificate or other documents in form and substance acceptable to Lender, and shall be delivered to Lender on or before the date hereof;

(e)	specifically state on the evidence thereof provided to Lender in accordance with this Article 12, any exclusion or condition which is a deviation from standard insurance language or forms;

(f)	shall contain clauses or endorsements to the effect that the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ prior written notice to Lender and any other party named therein as an additional insured;

(g)	shall contain an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy; and

(h)	shall contain clauses or endorsements to the effect that no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned.

12.4	MAINTENANCE OF INSURANCE.

Borrower shall:

(a)	maintain, or cause to be maintained, all required insurance throughout the term of the Loan and while any obligations of Borrower to Lender under any of the Loan Documents remain outstanding, at Borrower’s expense, with companies, and in form and substance satisfactory to Lender. Insurance coverage as required hereunder which is provided by a tenant at the Property pursuant to a Lease shall be acceptable coverage hereunder provided Lender has reasonably approved such coverage and all of the requirements for such insurance coverage in this Article 12 are satisfied, including, but not limited to, Section 12.6(b);

(b)	as a condition to Lender entering into the Loan Documents and making the Loan, and as and when in the future requested by Lender, forward a paid receipt to Lender with respect to all insurance coverage required under this Agreement, and such receipt shall indicate the policy period, the property location and the annual premium delineated with respect to each type of coverage provided by such policy. Lender, by reason of accepting, rejecting, approving or obtaining insurance, shall not incur any liability for: (A) the existence, nonexistence, form or legal sufficiency of any insurance, (B) the solvency of any insurer or (C) the payment of claims;

(c)	give Lender written notice of the cancellation of any Policies within five (5) days of receipt of any such notice of cancellation from the insurer; and

(d)	deliver to Lender, not less than thirty (30) days prior to the expiration dates of the Policies (or certificates of insurance) theretofore furnished to Lender, renewal Policies (or certificates of insurance) accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder.

12.5	TERRORISM COVERAGE.

Borrower shall at all times obtain and maintain (or cause to be obtained and maintained) coverage for Acts of Terror (the “Terrorism Coverage”), which such Terrorism Coverage shall comply with each of the applicable requirements for the Policies set forth above (including, without limitation, those relating to deductibles, except as otherwise agreed to by Lender in its sole and absolute discretion). As used herein, the term “Terrorism Coverage” shall mean coverage for Acts of Terror. As used above, “Acts of Terror” shall mean acts of terror or similar acts of sabotage; provided, that, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be further modified, amended, or extended, collectively, “TRIPRA”), remains in full force and effect, the provisions of TRIPRA shall determine what is deemed to be included within this definition of “Acts of Terror”. Notwithstanding the foregoing, in no event shall Borrower be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the Terrorism Coverage (but Borrower shall be obligated to purchase such portion of the Terrorism Coverage as is obtainable by payment of annual premiums equal to the TC Cap). As used above, “TC Cap” shall mean a premium in amount to provide coverage equal to the outstanding principal balance of the Loan.

12.6	CERTAIN RIGHTS OF LENDER.

(a)

If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with written notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including obtaining such insurance coverage as Lender in its reasonable discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate;

(b)	Borrower shall assign the Policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Lender shall be named as “Mortgagee” and “Loss Payee” on all Property Policies and as “Additional Insured” on any Liability Policy. If Borrower elects to obtain any insurance which is not required under this Agreement, all related insurance policies shall be endorsed in compliance with this Section 12.6(b), and such additional insurance shall not be canceled without prior notice to Lender. From time to time upon Lender’s request, Borrower shall identify to Lender all insurance maintained by Borrower with respect to the Property. The proceeds of Policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as provided in Article 12 of this Agreement; and

(c)	Borrower shall give immediate written notice of any loss to the insurance carrier and to Lender. Borrower hereby irrevocably authorizes and empowers Lender, as attorney in fact for Borrower coupled with an interest, to notify any of Borrower’s insurance carriers to add Lender as a loss payee, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrower (regardless of whether such policy is required under this Agreement), to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such Policies, to collect and receive insurance proceeds, and to deduct therefrom Lender’s reasonable expenses incurred in the collection of such proceeds. Nothing contained in this Section 12.6(c), however, shall require Lender to incur any expense or take any action hereunder.

12.7	CASUALTY AND CONDEMNATION; RESTORATION PROCEEDS.

(a)

Any and all awards, compensation, reimbursement, damages, proceeds, settlements, and other payments or relief paid or to be paid, together with all rights and causes of action relating to or arising from, (i) any insurance policy maintained by, on behalf of, or by any tenant of the Property for the benefit of, Borrower following any damage, destruction, casualty or loss to all or any portion of the Property (a “Casualty”, and such proceeds, “Insurance Proceeds”) or (ii) any temporary or permanent taking or voluntary conveyance of all or part of the Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority whether or not the same shall have actually been commenced (a “Taking”, and such proceeds, “Condemnation Proceeds”, and together with Insurance Proceeds, collectively, “Restoration Proceeds”) are hereby assigned to Lender as additional collateral security hereunder subject to the Lien of the Mortgage, to be applied in accordance with this Article 12. Borrower shall promptly notify Lender of any Casualty or Taking, but in no event later than ten (10) days thereafter. Subject to the terms and provisions of the Leases, Lender shall be entitled to receive and collect all Restoration Proceeds, and Borrower shall instruct and cause the issuer of each policy of insurance described herein and any applicable Governmental Authority to deliver to Lender all Restoration Proceeds. Borrower shall execute such further assignments of the Restoration Proceeds as Lender may from time to time reasonably require. Notwithstanding the foregoing, if the Restoration Proceeds, less the amount of Lender’s reasonable costs and expenses (including attorneys’ fees and costs) incurred in collecting the same (the “Net Restoration Proceeds”), are $2,000,000 or less (the “Restoration Proceeds Threshold”), provided no Default then exists, Lender shall disburse such Net Restoration Proceeds directly to Borrower and Borrower must use such Net Restoration Proceeds to restore and/or repair the Property. All Insurance Proceeds received by Borrower or Lender in respect of business interruption coverage, and all Condemnation Proceeds received with respect to a temporary Taking available to Borrower, shall be deposited in a segregated escrow account with Lender or its servicer, as applicable, and Lender shall estimate the number of months required for Borrower to restore the damage caused such Casualty or replace cash flow interrupted by such temporary Taking, as applicable, and shall to the extent of available proceeds (and subject to any other applicable requirements herein) divide the aggregate proceeds by such number of months, and, provided no Default then exists, shall disburse a monthly installment thereof to the Restricted Account each such month to be held and disbursed in accordance with the terms of the Cash Management Agreement. Subject to Lender’s rights under Section 12.8, provided no Default has occurred and is continuing and the Restoration has been completed in accordance with this Agreement, any Net Restoration Proceeds available to Borrower for Restoration, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of such Restoration and any reasonable costs incurred by Lender, shall be paid to Borrower.

(b)	Lender shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with (i) any insurance policy claims relating to any Casualty, and (ii) any Taking in an amount in controversy, in either case, in excess of the Restoration Proceeds Threshold, and Borrower shall within ten (10) Business Days after request therefor reimburse Lender for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such participation. Borrower shall not make any compromise, adjustment or settlement in connection with any such claim in excess of the Restoration Proceeds Threshold or if a Default then exists without the prior written approval of Lender, which approval shall not be unreasonably withheld. Borrower shall not make any compromise, adjustment or settlement in connection with any claim unless same is commercially reasonable.

(c)	If and to the extent Restoration Proceeds are not required to be made available to Borrower to be used for the Restoration of the Property affected by the Casualty or Taking, as applicable, pursuant to this Agreement, Lender shall be entitled, without Borrower’s consent but subject to the rights of the tenant under any Lease, to apply such Restoration Proceeds or the balance thereof, at Lender’s option either (i) to the full or partial payment or prepayment of the Loan, or (ii) to the Restoration of all or any part of the Property affected by the Casualty or Taking, as applicable. In the event that a Casualty or Taking exceeds the thresholds set forth in Section 12.8(d) hereof and Lender has elected to apply the Restoration Proceeds thereof to the outstanding principal balance of the Loan, Borrower shall be permitted to release the affected Property from the Lien of the Mortgage.

12.8	RESTORATION.

Borrower shall restore and repair (or shall cause the restoration and repair of) the Property or any part thereof now or hereafter damaged or destroyed by any Casualty or affected by any Taking; provided, however, that if the Casualty is not insured against or insurable, Borrower shall so restore and repair even though no Insurance Proceeds are received. Notwithstanding anything to the contrary set forth in Section 12.7, Lender agrees that Lender shall make the Net Restoration Proceeds (other than business interruption insurance proceeds, which shall be held and disbursed as provided in Section 12.7) available to Borrower for Borrower’s restoration and repair of the Property affected by the Casualty or Taking (a “Restoration”), as applicable, on the following terms and subject to Borrower’s satisfaction of the following conditions; provided, that Lender shall have the right to waive any of the following conditions in its sole and absolute discretion:

(a)	At the time of such Casualty or Taking, as applicable, and at all times thereafter there shall exist no Default;

(b)	The Property affected by the Casualty or Taking, as applicable, shall be capable of being restored (including replacements) to substantially the same condition, utility, quality and character, as existed immediately prior to such Casualty or Taking, as applicable, in all material respects with a fair market value and projected cash flow of the Property equal to or greater than prior to such Casualty or Taking, as applicable;

(c)	Borrower shall demonstrate to Lender’s reasonable satisfaction Borrower’s ability to make the scheduled payments due under the Loan coming due during such repair or restoration period (after taking into account proceeds from business interruption insurance carried by Borrower);

(d)	(i) in the event of a Casualty, less than thirty percent (30%) of each of (1) the fair market value of the Property and (2) the rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (ii) in the event of a Taking, less than fifteen percent (15%) of each of (1) the fair market value of the Property and (2) the rentable area of the Property is taken, no material portion of the Improvements is located on such land and such Taking does not materially impair the existing access to the Property. In this clause (d), the fair market value shall be reasonably determined by Lender, provided, however, if Borrower reasonably objects to Lender’s determination of fair market value, the fair market value shall be determined by an appraisal reasonably acceptable to Borrower and Lender;

(e)	Borrower shall have provided to Lender all of the following, and collaterally assigned the same to Lender pursuant to assignment documents reasonably acceptable to Lender: (i) an architect’s contract with an architect reasonably acceptable to Lender and complete plans and specifications for the Restoration of the Property lost or damaged to the condition, utility and value required by Section 12.8(b); (ii) fixed-price or guaranteed maximum cost construction contracts with contractors reasonably acceptable to Lender for completion of the Restoration work in accordance with the aforementioned plans and specifications; (iii) such additional funds (if any) as are necessary from time to time, in Lender’s reasonable opinion, to complete the Restoration (which funds shall be held by Lender as additional collateral securing the Loan and shall be disbursed, if at all, pursuant to this Article 12); and (iv) copies of all permits and licenses necessary to complete the Restoration in accordance with the plans and specifications and all applicable laws.

(f)	Borrower shall use commercially reasonable efforts to commence such work within one hundred eighty (180) days after such Casualty or Taking, as applicable, and shall diligently pursue such work to completion;

(g)	Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) such time as may be required under applicable laws in order to repair and restore the Property to the condition as required hereunder, (C) the expiration of the business interruption insurance coverage referred to in Section 12.1(b)(ii), and (D) earliest date required pursuant to the terms of any applicable Major Lease; and

(h)	the Property and the use thereof after the Restoration will be in compliance with all applicable laws in all material respects.

12.9	DISBURSEMENT.

(a)	Each disbursement by Lender of such Restoration Proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices, including, without limitation, requiring lien waivers, performance and insurance bonds, and any other documents, instruments or items which may be customarily required by lenders.

(b)	In no event shall Lender be obligated to make disbursements of Restoration Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as determined by Lender, less, as to each contractor, subcontractor or materialman engaged in a Restoration, an amount equal to the greater of (i) ten percent (10%) of the costs actually incurred for work in place as part of such Restoration, as reasonably determined by Lender, and (ii) the amount actually withheld by Borrower (the “Casualty Retainage”). The Casualty Retainage shall not be released until Lender reasonably determines that the Restoration has been completed in accordance with the provisions of this Agreement and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage.

ARTICLE 13. INDEMNITY

13.1	INDEMNITY.

BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, AND SUCCESSORS AND ASSIGNS (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND REASONABLE LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER OR SUCH OTHER INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS, COVENANTS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIALS SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS, OR LEGAL OR OTHER EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. BORROWER SHALL PROMPTLY PAY TO LENDER UPON DEMAND (WHICH DEMAND SHALL BE GIVEN PROMPTLY PROVIDED FAILURE TO PROMPTLY DELIVER SUCH DEMAND SHALL NOT ADVERSELY AFFECT LENDER’S RIGHTS HEREUNDER) ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF ANY SECURITY FOR THE LOAN.

13.2	DUTY TO DEFEND, LEGAL FEES AND OTHER FEES AND EXPENSES.

Upon written request by any Indemnitee, Borrower shall defend such Indemnitee (if requested by any Indemnitee, in the name of the Indemnitee) by attorneys and other professionals approved by the Indemnitee. Notwithstanding the foregoing, any Indemnitee may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnitee, their attorneys shall control the resolution of any claim or proceeding (other than a settlement thereof, which will require the prior written consent of Borrower). Upon demand, Borrower shall pay or, in the sole discretion of the Indemnitee, reimburse, the Indemnitee for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

13.3	MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION.

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents.

13.4	ERISA INDEMNIFICATION.

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitee from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Indemnitee may incur, directly or indirectly, as a result of a default under Sections 5.1(i) and 7.2 of this Agreement.

13.5	SPECIAL SERVICING.

Borrower shall pay all reasonable special servicing fees relating the transfer of the Loan to special servicing at any time during the term of the Loan and for so long as the Loan is in special servicing. The obligations of Borrower set forth in this Section 13.5 are limited to the Borrower and Guarantor shall have no liability to Lender hereunder.

ARTICLE 14. INTENTIONALLY OMITTED

ARTICLE 15. DUE ON SALE/ENCUMBRANCE

15.1	DUE ON SALE/ENCUMBRANCE.

(a)	Definitions. The following terms shall have the meanings indicated:

“Restricted Party” shall mean each of (i) Borrower, (ii) any SPE Party, (iii) any Intermediate Holdco, (iv) any Holdco, (v) Guarantor, and (vi) any shareholder, partner, member or non-member manager, or any direct legal or beneficial owner of Borrower, SPE Party, Intermediate Holdco, Holdco or Guarantor.

“Transfer” shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise (but excluding Leases).

(b)	Property Transfers.

(i)	Prohibited Property Transfers. Except as otherwise permitted in this Agreement, Borrower shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, (A) a Lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant; and (B) the Transfer of all or any part of Borrower’s right, title and interest in and to any Leases or Payments.

(ii)	Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (A) a Transfer which is expressly permitted under this Agreement; (B) a Lease which is permitted under the terms of the Loan Documents; and (C) the sale of inventory in the ordinary course of business.

(c)	Equity Transfers.

(i)

Prohibited Equity Transfers. Except as may be permitted under this Agreement, Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (A) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (B) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (C) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (D) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.

(ii)	Permitted Equity Transfers. Notwithstanding the foregoing or any other provision hereunder to the contrary, the following equity or property transfers shall be permitted and shall not be deemed Prohibited Equity Transfers (and each shall be permitted hereunder without the consent of Lender or the payment of any assumption fee), provided, (x) any of the applicable conditions set forth in this Section 15.1(c)(ii) are complied with by Borrower, (y) Borrower pays all of Lender’s reasonable out of pocket costs and expenses in connection therewith and (z) in the event the transfer of any direct or indirect equity ownership in any Restricted Party that results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the direct or indirect equity ownership interests in Borrower or in any SPE Party, such transfers, if otherwise permitted hereunder, shall also be conditioned upon delivery to Lender of a new Non-Consolidation Opinion addressing such transfer:

(A) a sale, transfer or assignment (each, a “Transfer”) by holders of direct or indirect interests in Borrower (each an “Interest Holder”) as of the Disbursement Date (including, without limitation, those interests held, directly or indirectly, by Dividend Capital Total Realty Trust Inc. (“TRT”) or Dividend Capital Total Realty Operating Partnership LP (“TROP”)) to another person or entity who is not an Interest Holder, provided, however, that (i) after taking into account any prior Transfers pursuant to this sentence, whether to the proposed transferee or otherwise, no such Transfer (or series of Transfers) shall result in a change of Control (as hereinafter defined) of Borrower or the day to day operations of the Property, (ii) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer reasonably requested by Lender, not less than thirty (30) days after the date of such Transfer; and (iii) no Default shall have occurred and is continuing;

(B) any Transfer, sale, assignment or issuance, from time to time, of (i) any securities in TRT, or (ii) any operating partnership units in TROP, provided, however, that TRT and TROP shall continue to (x) Control (as defined in clause (ii) in the definition of Control) directly or indirectly, the Borrower and the day to day operations of the Property on the date of such Transfer and (y) own, directly or indirectly, at least 25% of all equity interests in Borrower;

(C)(i) any Transfer, sale, assignment, or issuance from time to time, of the shares of stock or assets in TRT or TROP, (ii) any Transfer by operation of law resulting from the merger, consolidation, or non-bankruptcy reorganization, of TRT or TROP, (iii) the listing of the securities in TRT or TROP on a national securities exchange, (iv) the conversion of TRT or TROP, or any subsidiary thereof, into an “open end fund”, or (v) the transfer of any Property from Borrower to an affiliate of Borrower that is owned and controlled in substantially the same manner as Borrower is owned and controlled on the Disbursement Date and with the equivalent or better financial condition than that of Borrower (“Affiliate Transferee”) provided that (x) the organizational documents of the Affiliate Transferee are substantially similar to the organizational documents of Borrower and (y) the Affiliate Transferee executes assumption documentation reasonably required by Lender (it being understood and agreed that no assumption fee shall be payable in connection with any such assumption); provided, however, that, to the extent that any Transfer under subsections (i) or (ii) above, results in a change in Control of TRT or TROP, as applicable, then Borrower must satisfy each of the applicable conditions relating to an assumption of the Loan by a new transferee pursuant to the applicable section within the Loan Agreement;

(D) subject to clause (C) above, a sale, issuance or Transfer of shares or other securities of TRT or any of its affiliates, which are listed on any national securities exchange;

(E)(1) the closing of the Mezzanine Loan and the execution and delivery of all of the Mezzanine Loan Documents and the performance of all of the obligations thereunder by Mezzanine Borrower and any other parties thereto and (2) foreclosure (or deed in lieu of foreclosure) by Mezzanine Lender of any direct or indirect membership interests of Borrower under any pledge agreement under the Mezzanine Loan, including under the Mezzanine Pledge Agreement; and

(F) any transfer of the direct or indirect interests of any Borrower by (or to) TRS NOIP Real Estate Holdco LLC to (or from) TRT NOIP Floating Rate CA LP Holdco LLC or to (or from) TRT NOIP Floating Real Estate Holdco LLC or (in any such case) any Affiliate thereof.

15.2	MEZZANINE DEBT.

Notwithstanding anything to contrary contained in this Agreement, certain owners of Borrower shall be permitted to obtain mezzanine financing (the “New Mezzanine Loan”) upon the repayment in full of the Mezzanine Loan, which New Mezzanine Loan shall be secured by the membership or partnership interests in Borrower or the direct or indirect owners of Borrower, subject to the following conditions and requirements:

(a)	the New Mezzanine Loan shall be junior and subordinate to the Loan and subject to the terms of a New Mezzanine Intercreditor (defined below);

(b)	Lender’s review and approval in its reasonable discretion of all of the terms and conditions of the New Mezzanine Loan, including the interest rate and loan amount (unless such interest rate and loan amount are less than the interest rate and the loan amount of the Mezzanine Loan), and the documents evidencing the New Mezzanine Loan;

(c)	the New Mezzanine Loan shall only be payable out of any excess cash flow from the Property (i.e., after all debt service and other payments, reserve payments and escrows due under the Loan and all operating expenses have been paid) or from equity contributions, and as otherwise permitted under the New Mezzanine Intercreditor;

(d)	the Debt Yield, including for the purposes of this calculation the New Mezzanine Loan is not less than (i) 11.5% or (ii) in the event the Fixed Rate Loan Earn-Out Advance shall have occurred, 11.5%;

(e)	the lender under the New Mezzanine Loan (the “New Mezzanine Lender”) shall be a Qualified Transferee and shall at all times during the term of the Loan be the sole owner and holder of the New Mezzanine Loan and shall not assign or pledge all or any portion thereof to any other third party other than a Qualified Transferee;

(f)	the New Mezzanine Lender shall enter into an intercreditor agreement with Lender in form and substance satisfactory to the Rating Agencies and reasonably satisfactory to Lender (the “New Mezzanine Intercreditor”);

(g)	the New Mezzanine Loan shall be nonrecourse to Borrower as to principal and interest required to be paid under the New Mezzanine Loan and shall not be secured by a lien against the Property;

(h)	Borrower shall reimburse Lender for all of Lender’s reasonable attorney’s fees and actual out-of-pocket expenses incurred by Lender in reviewing the New Mezzanine Loan documents and negotiating and documenting the New Mezzanine Intercreditor; and

(i)	Borrower, at Borrower’s sole cost and expense and with Lender’s assistance, shall deliver a confirmation from the Rating Agencies that such New Mezzanine Loan will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the sale or exchange for any securities issued in connection with the securitization of the Loan which are then outstanding.

The final capital structure of the New Mezzanine Loan is subject in all respects to Lender’s reasonable approval and the Rating Agencies’ approval, including, without limitation, the organizational structure of Borrower.

ARTICLE 16. LOAN SYNDICATION

16.1	LOAN SYNDICATION AND DISCLOSURE OF INFORMATION.

Lender shall have the right, in its sole discretion, to (i) syndicate, sell and/or otherwise transfer the Loan or any portion thereof or interest therein in whole or in part and (ii) syndicate, sell and/or otherwise transfer participation interests in the Loan or any portion thereof or interest therein. Subject to Section 16.14 hereof, any of the foregoing syndications and/or transfers may be made (a) upon written notice from Lender to Borrower, to any Qualified Transferee or other acceptable financial institutions (it being understood that (x) any partial assignment, sale, transfer or participation shall be in an amount at least equal to $20,000,000 and (y) so long as there is no existing default by Borrower, of any terms of provisions of the Loan Documents, the Borrower’s prior-written consent shall be required for any such syndication or transfer of an interest in the Loan to an entity that is not a Qualified Transferee) or (b) provided that there is a then currently existing Default, to any bank, entity or person in Lender’s sole discretion (collectively, a “Syndication Investor”) in such manner as may be determined by Lender in its sole discretion and Borrower shall have no consent or other rights with respect thereto; provided, however, that Wells Fargo must hold no less than a $50,000,000 interest in the Loan at all times, as such amount may be reduced on a pro rata basis in connection with the Borrower’s prepayment of the Loan. The transaction(s) referred to in clauses (i) and (ii) above shall hereinafter be referred to collectively as “Syndication Transactions”. The terms and provisions of this Article 16 are applicable in connection with a syndication of the Loan and after the Loan has been syndicated.

Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, in the event that the Loan is syndicated pursuant to this Section 16.1, the Administrative Agent shall have, on behalf of the Lender, all of the rights, powers, and authority that the Lender has under the terms and conditions of this Agreement and the other Loan Documents. Borrower hereby agrees (a) to reasonably cooperate with the Administrative Agent in exercising the rights, duties, and obligations set forth in this Agreement and in the other Loan Documents; (b) that all accounts, letters of credit, insurance endorsements, Security Documents, and any other instrument, account, or document originated or issued pursuant to the terms and conditions of this Agreement and/or the other Loan Documents shall be in favor of the Administrative Agent, on behalf of the Lender and its successors and assigns; (c) that the Administrative Agent, on behalf of the Lender, has the right to exercise any and all of the rights, duties, obligations, waivers, and other powers that are otherwise exercisable by, or in favor of, Lender; and (d) all monies and or other deliverables from Borrower or its Affiliates to Lender shall be delivered to the Administrative Agent on behalf of Lender and its successors and assigns.

(a)	This Agreement and all other Loan Documents shall be binding upon and shall be enforceable by Borrower, Lender and their respective successors and assigns, except that Borrower shall have no right (other than as set forth in this Agreement) to assign any of its rights or delegate any of its obligations under the Loan or any Loan Documents without the prior written consent of Administrative Agent (in its sole and absolute discretion).

(b)	In connection with a syndication of the Loan and if the Loan is syndicated ninety (90) days or later subsequent to the Effective Date of this Agreement, then Borrower shall (at no cost or expense to Borrower) assist each Lender Party in satisfying the following:

(i)	within fifteen (15) days of a Lender Party’s request, provide updated financial and other customary and reasonable information with respect to the Property, the business operated at the Property, Borrower, Guarantor and Manager to the extent in the possession of Borrower or can easily be compiled by Borrower (“Updated Syndication Information”), together, if customary, with appropriate verification of the Updated Syndication Information through letters of auditors;

(ii)	provide (A) direct contact between senior management and advisors of Borrower, Guarantor, and proposed Syndication Investors, (B) reasonable assistance in the preparation of information memoranda and other marketing materials to be used in connection with Syndication Transactions, and (C) the hosting, with Administrative Agent, of one or more meetings of prospective Syndication Investors;

(iii)	deliver to Administrative Agent an estoppel certificate for the benefit of Lender Parties and any other party designated by Administrative Agent verifying the status and terms of the Loan, in form and content reasonably satisfactory to each Lender Party; and

(iv)	execute such amendments to the Loan Documents and Borrower’s or any SPE Party’s organizational documents (and other customary loan documentation as Administrative Agent may reasonably require in connection therewith) as may be reasonably requested by any Lender Party or potential Investor or as to otherwise effect any Syndication Transaction; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (1) increase any of the obligations, or reduce any of the rights, of Borrower or Guarantor under the Loan Documents, (2) increase any costs or expenses payable by Borrower or Guarantor under the Loan Documents, or (3) reduce any of the obligations, or increase any of the rights, of Lender under the Loan Documents.

(c)

In connection with any Syndication Transaction, at the election of Lender (which such election may be made in its sole discretion), (i) Lender may assign and/or transfer and deliver all or any portion of its rights and/or interests in, to and/or under the Loan and in and to the Property (such rights and/or interests, collectively, the “Transferred Syndication Rights”) and the assignee Syndication Investor thereof shall thereupon become vested with all such Transferred Rights, (ii) any liabilities and/or obligations of Lender to any other party with respect to such Transferred Rights shall also be transferred and vest in the Syndication Investor holding such Transferred Rights, (iii) any transferor of such Transferred Rights (which transfer shall be evidenced by an Assignment and Assumption) shall automatically be relieved and released of any liabilities and/or obligations related thereto upon such transfer and Borrower hereby releases any such transferor with respect to the same, (iv) the liabilities and obligations under the Loan and Loan Documents of the Lender Parties shall be several and not joint, (v) the Lender Parties shall only be responsible to Borrower for their respective proportionate shares of the liabilities and obligations under the Loan and no Lender Party shall be responsible for the obligations or liabilities of any other Lender Party under the Loan or Loan Documents, (vi) Lender shall designate itself to act as an administrative agent for such of the Lender Parties under such terms and conditions as Lender may designate (which such terms and conditions may include, without limitation, (A) such rights, duties, authorities and obligations of the Lender Parties under the Loan and Loan Documents that may be delegated to Administrative Agent, (B) the limitations of Administrative Agent’s liability to Borrower and the Lender Parties and (C) the terms and conditions under which Administrative Agent may act on behalf of the Lender Parties), and/or (vii) Administrative Agent and the Lender

Parties may enter into such intercreditor arrangements, cross-indemnities, waivers and other agreements among Administrative Agent and the Lender Parties with respect to the Loan, the Loan Documents and each Syndication Transaction as Agent and the Lender Parties may determine in their discretion (subject to the limitations contained in Section 16.1(c)(v)).

(d)	With respect to the Lender Parties and Administrative Agent, Borrower hereby acknowledges and agrees that: (i) Lender, Administrative Agent and each Syndication Investor and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, Guarantor or any affiliate of Borrower or Guarantor and any Person who may do business with or own securities of Borrower or Guarantor or any affiliate of Borrower or Guarantor, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other and (ii) subject to limitations imposed by Lender, all references to “Lender” contained herein and in the other Loan Documents (including, without limitation, in the indemnity, waiver and expense provisions contained herein and in the other Loan Documents) shall be deemed to include each of Administrative Agent and the Lender Parties.

(e)	At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender (the “Syndication Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such Syndication Servicer.

(f)	At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Syndication Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Syndication Note in a manner that shall cause the Syndication Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Syndication Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Syndication Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Syndication Registrar, effective upon the effectiveness of the appointment of a replacement Syndication Registrar. The Syndication Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Syndication Note and other Loan Documents.

Lender may disseminate to any Lender Party (and to any investment banking firms, accounting firms, law firms and other third party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Syndication Transaction) all documents and financial and other information then possessed by or known to Lender with respect to: (a) the Property and its operation; and (b) any party connected with the Loan (including, without limitation, Borrower, any partner or member of Borrower, any constituent partner or member of Borrower, any Guarantor and any non-borrower trustor); provided, however, that prior to any such information being distributed to any Lender Party (and to any investment banking firms, accounting firms, law firms and other third party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Syndication Transaction) such recipient shall agree in writing to keep all such information confidential other than as may be required by Applicable Laws or court order.

16.2	APPOINTMENT AND AUTHORIZATION.

Lender hereby irrevocably appoints and authorizes Wells Fargo as the Administrative Agent, which Administrative Agent is authorized to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon each Lender Party. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender Party or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to the terms hereof that the Borrower is not otherwise required to deliver directly to the Lender. The Administrative Agent will furnish to any Lender Party, upon the request of such Lender Party, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement of the Loan Documents or collection of the Debt, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lender Parties if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon each of the Lender Parties and all holders of any of the Debt; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise or may refrain from exercising any right or remedy it or the Lender may have under any Loan Document upon the occurrence of a Default unless the Requisite Lenders (which must include the Administrative Agent) have directed the Administrative Agent otherwise and unless and until Administrative Agent shall have received directions from Requisite Lenders (which must include the Administrative Agent), Administrative Agent may take such action, or refrain from taking such action, with respect to any Default as Administrative Agent shall determine in its sole discretion. Furthermore, and without limiting the foregoing, no Lender Party shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders pursuant to the terms hereof, or where applicable, all the Lender Parties.

16.3	WELLS FARGO AS LENDER.

Wells Fargo, as a Lender Party, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower or any affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower and the Borrower’s Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

16.4	COLLATERAL MATTERS; PROTECTIVE ADVANCES.

(a)	Each Lender Party hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender Party, from time to time prior to a Default, to take any action with respect to the Property or Loan Documents which may be necessary to perfect and maintain perfected the liens upon the Property granted pursuant to any of the Loan Documents.

(b)	The Lender Parties hereby authorize the Administrative Agent, at its option and in its discretion, to release any lien granted to or held by the Agent upon the Property (i) upon indefeasible payment and satisfaction in full of the Debt; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lender Parties as this Agreement or any other Loan Document may expressly provide). Upon request by the Administrative Agent at any time, the Lender Parties will confirm in writing the Administrative Agent’s authority to release the Property pursuant to this Section 16.4.

(c)	Upon any sale of the Property which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lender Parties to) execute such documents as may be necessary to evidence the release of the liens granted to the Administrative Agent for the benefit of the Lender herein or pursuant hereto upon the Property that was sold or transferred; provided, however, that the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty. In the event of any sale or transfer of the Property, or any foreclosure with respect to the Property, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)	The Administrative Agent shall have no obligation whatsoever to the Lender Parties or to any other Person to assure that the Property exists or is owned by the Borrower or is cared for, protected or insured or that the liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 16.4 or in any of the Loan Documents, it being understood and agreed that in respect of the Property, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Administrative Agent shall have no duty or liability whatsoever to the Lender Parties, except to the extent resulting from its gross negligence or willful misconduct.

(e)	The Administrative Agent may make, and shall be reimbursed by the Lender Parties (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances with respect to the Property up to the sum of (i) amounts expended to pay Taxes imposed upon the Property; (ii) amounts expended to pay Insurance Premiums related to the Property; and (iii) $500,000. Protective Advances in excess of said sum for the Property shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances, including, without limitation, those Protective Advances described in this Section 16.4.

16.5	POST-FORECLOSURE PLANS.

If all or any portion of the Property is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Debt, the title to the Property, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lender Parties. The Administrative Agent shall prepare a recommended course of action for the Property (a “Post-

Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders (which must include the approval of the Administrative Agent). In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Property acquired, and shall administer all transactions relating thereto, including, without limitation, employing a property manager, leasing agent and other agents, contractors and employees, including agents for the sale of the Property, and the collecting of rents and other sums from the Property and paying the expenses of such Property. Actions taken by the Administrative Agent with respect to the Property, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders (which must include the consent the Administrative Agent) by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender Party will contribute its Pro Rata Share of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Property. In addition, the Administrative Agent shall render or cause to be rendered to each Lender Party, on a monthly basis, an income and expense statement for the Property, and each Lender Party shall promptly (but no later than five (5) Business Days from receipt of such statement) contribute its Pro Rata Share of any operating loss for the Property, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from the Property, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lender Parties. All such distributions shall be made to the Lender Parties in accordance with their respective Pro Rata Shares. The Lender Parties acknowledge and agree that if title to the Property is obtained by the Administrative Agent or its nominee, the Property will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell the Property at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine (which must include the consent of the Administrative Agent) to be most advantageous to the Lender Parties. Any purchase money mortgage or deed of trust taken in connection with the disposition of the Property in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lender Parties, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lender Parties shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lender Parties in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article 16 insofar as the same is appropriate or applicable.

16.6	APPROVALS OF LENDERS.

All communications from the Administrative Agent to any Lender Party requesting such Lender Party’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender Party, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender Party where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender Party and to the extent not previously provided to such Lender Party, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender Party shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender Party shall be deemed to have conclusively approved of or consented to such recommendation or determination.

16.7	NOTICE OF DEFAULTS.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender Party or the Borrower referring to this

Agreement, describing with reasonable specificity such Default, and stating that such notice is a “notice of default.” If any Lender Party (excluding any Lender Party which is also serving as the Administrative Agent) becomes aware of any Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lender Parties.

16.8	ADMINISTRATIVE AGENT’S RELIANCE.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other party to the Loan), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender Party or any other Person and shall not be responsible to any Lender Party or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or the Property covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lender Parties in any the Property; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

16.9	INDEMNIFICATION OF ADMINISTRATIVE AGENT.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender Party agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender Party’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender Party”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender Party shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lender Parties, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 16.9. Without limiting the generality of the foregoing, each Lender Party agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect the Debt, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lender Parties, and any claim or suit brought against the Administrative Agent and/or the Lender Parties arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lender Parties on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lender Parties if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section 16.9 shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender Party to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section 16.9, the Agent shall share such reimbursement on a ratable basis with each Lender Party making any such payment.

16.10	LENDER CREDIT DECISION, ETC.

Each Lender Party expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender Party and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other party to the Loan or any Affiliate of Borrower, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender Party. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender Party or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower and Affiliates of Borrower, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender Party or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Party to the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower and/or any Affiliate of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lender Parties by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender Party acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender Party.

16.13	INTENTIONALLY OMITTED.

16.12	DEFAULTING LENDERS.

If for any reason any Lender (a “Defaulting Lender”) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two (2) Business Days after notice from the Administrative Agent, then, in addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of Requisite Lenders or unanimous Lender Party consent, as applicable, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender Party fails to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Lender’s Individual Loan Commitment shall not be paid to such Defaulting Lender and shall be held by the Administrative Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default. Furthermore, a Defaulting Lender shall indemnify and hold harmless Borrower, Administrative Agent and each of the other Lenders from any claim, loss, or costs incurred by Borrower, Administrative Agent and/or the other Lender Parties as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Borrower, Administrative Agent and any Lender Party as a result of and/or in connection with (i) any enforcement action brought by Administrative Agent against a Defaulting Lender and (ii) any action brought against Administrative Agent and/or Lender Parties. The indemnification provided above shall survive any termination of this Agreement.

16.13	PARTICIPATIONS.

Subject to the terms and conditions of Section 16.1 of this Agreement, (a) any Lender Party may at any time grant to an Affiliate of such Lender Party or one or more banks or other financial institutions that constitute Qualified Transferees (each a “Syndication Participant”) participating interests in the portion of the Debt owing to such Lender Party. Except as otherwise expressly stated herein, no Syndication Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender Party of a participating interest to a Syndication Participant, such Lender Party shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender Party may grant such a participating interest shall provide that such Lender Party shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender Party may agree with the Syndication Participant that it will not, without the consent of the Syndication Participant, agree to (i) increase such Lender Party’s Individual Loan Commitment, (ii) extend the date fixed for the payment of principal on the Loan or portions thereof owing to such Lender Party, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by Section 16.14 below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 16.13. Subject to paragraph (b) of this Section 16.13, the Borrower agrees that each Syndication Participant shall be entitled to the benefits of Subsections 2.2(b)(v), (f)(i), (g), (h) to the same extent as if it were a Lender Party hereunder and had acquired its interest by assignment pursuant to Section 16.14. To the extent permitted by law, each Syndication Participant also shall be entitled to the benefits of Section 17.20 as though it were a Lender Party.

(b)	A Participant shall not be entitled to receive any greater payment under Subsections 2.2(b)(v), (f)(i), (g), (h) than the applicable Lender Party would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender Party shall not be entitled to the benefits of Section 2.(f)(i) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.2(f)(i) and (ii) as though it were a Lender Party.

16.14	ASSIGNMENTS.

Any Lender Party may with the prior written consent of the Administrative Agent at any time assign to one or more Qualified Transferees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Syndication Notes; provided, however, (i) any partial assignment shall be in an amount at least equal to $20,000,000 (provided, however, that Wells Fargo must hold no less than a $50,000,000 interest in the Loan at all times, as such amount may be reduced on a pro rata basis in connection with the Borrower’s prepayment of the Loan) and (ii) each such assignment shall be effected by means of an Assignment and Assumption. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender Party of an amount equal to the purchase price agreed between such transferor Lender Party and such Assignee, such Assignee shall be deemed to be a Lender Party to this Agreement and shall have all the rights and obligations of a Lender Party with an Individual Loan Commitment as set forth in such Assignment and Assumption Agreement, and upon the full execution of such Assignment and Assumption the transferor Lender Party shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section 16.14 and if requested by the transferee Lender Party and/or the transferor Lender Party, the transferor Lender Party, the Administrative Agent and the Borrower shall make appropriate arrangements so new substitute Syndication Notes are issued to the Assignee and such transferor Lender Party by Borrower, as appropriate. In connection with any such assignment, the transferor Lender Party shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500.00 for the account of Administrative Agent. Notwithstanding anything herein to the contrary, no Lender Party may assign or participate any interest in any Loan held by it hereunder to the Borrower or to any Affiliate of the Borrower.

16.15	FEDERAL RESERVE BANK ASSIGNMENTS.

In addition to the assignments and participations permitted under the foregoing Sections of this Article 16, and without the need to comply with any of the formal or procedural requirements of the foregoing Sections of this Article 16, any Lender Party may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such assigning Lender Party from its obligations thereunder.

16.16	INFORMATION TO ASSIGNEE, ETC.

A Lender Party may furnish any information concerning the Borrower or any affiliate thereof in the possession of such Lender Party from time to time to Assignees and Syndication Participants (including prospective Assignees and prospective Syndication Participants); provided, however, that prior to any such information being distributed by any Lender Party (and to any investment banking firms, accounting firms, law firms and other third party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Syndication Transaction) such recipient shall agree in writing to keep all such information confidential other than as may be required by Applicable Laws or court order.

16.17	AMENDMENTS AND WAIVERS.

(a)

Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lender Parties may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between the Borrower and the Administrative Agent) may be amended in any material respect, (iii) the performance or observance by the Borrower or any other party to the Loan Documents of any terms of this Agreement or such other Loan Document (other than any fee letter, if any, solely between the Borrower and the Agent) may be waived, (iv) the acceleration of the maturity of the Loan may be rescinded and (v) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Borrower and Affiliate thereof which is party to the Loan Documents. Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all the Lender Parties, without the necessity of any notice to, or further consent from, any Lender Party, to waive (i) the imposition of the late charges provided in Section 2.3(a) hereof, up to a maximum of three (3) times per calendar year and (ii) the requirement that the outstanding principal balance of the Loan and any overdue interest shall accrue interest at the Default Rate upon the occurrence and during the continuance of a Default, pursuant to Section 2.3(b) hereof.

(b)	Unanimous Consent. Notwithstanding the foregoing or anything herein or in the other Loan Documents to the contrary, in addition to those matters herein and in the other Loan Documents that expressly require the unanimous consent of all of the Lender Parties, no amendment, waiver or consent (except with respect to any fee letter solely between the Borrower and Agent regarding fees owed only to the Administrative Agent) shall, unless in writing, and signed by all of the Lender Parties (or the Administrative Agent, at the written direction of the Lender Parties), but excluding any Defaulting Lender, do any of the following:

(i)	increase the Individual Loan Commitments of the Lenders (excluding any increase as a result of an assignment of any Individual Loan Commitments permitted under Section 16.14 hereof) or subject the Lender Parties to any additional obligations;

(ii)	reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of the Loan;

(iii)	reduce the amount of any Fees, if any, payable to the Lender Parties hereunder;

(iv)	postpone any date fixed for any payment of principal and/or interest on the Loan or for the payment of any Fees or any other payments due and payable by Borrower hereunder or under the other Loan Documents;

(v)	change the Pro Rata Shares (excluding any change as a result of an assignment of any Individual Loan Commitment permitted under Section 16.14 hereof);

(vi)	waive any requirement to deliver or maintain an Interest Rate Protection Agreement;

(vii)	amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(viii)	modify the definition of the term “Requisite Lenders” or modify in any other manner the number of percentage of the Lender Parties required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(ix)	permit any Prohibited Property Transfer or permit any assignment by Borrower pursuant to Section 15.1(b)(i) hereof.

(x)	release any Guarantor from its obligations under the Guaranty unless expressly permitted pursuant to the terms hereof or under the other Loan Documents;

(xi)	waive a Default under Section 9.1 hereof;

(xii)	amend or otherwise waive the requirements of Section 9.3(b) hereof; or

(xiii)	release or dispose of the Property or any portion thereof unless released in accordance with the express terms hereof.

Wherever any approval, consent or direction herein or in any other Loan Document is required by “each Lender Party” or “Lender Parties” it shall mean that such approval, consent or direction must be agreed to by the unanimous consent of all of the Lenders.

(c)	Intentionally Omitted.

(d)	Notwithstanding the foregoing or anything herein or in the Loan Documents to the contrary, to the extent that this Agreement or the other Loan Documents condition a consent or approval upon Requisite Lenders’ or unanimous Lender Parties’ consent (or require Borrower to deliver notices, reports, financial statements, or any other deliveries hereunder to Lender), it is agreed to hereunder that Borrower shall make all requests of such consent and approval of Administrative Agent (notwithstanding that Requisite Lenders’ or unanimous Lender Parties’ consent is required) (and deliver any such notices, reports, financial statements and other deliveries to Administrative Agent only) and all communication with the Lender Parties with respect to such matter which Borrower has made a request shall be to and from the Administrative Agent. It is expressly understood that Borrower shall not be obligated to communicate or interface directly with any Lender Party or Lender Parties concerning any consents, approvals, modifications or amendments or waivers hereunder. Borrower shall be entitled to rely on any written consent, approval, notice or any other statement received by or from the Administrative Agent.

16.18	CONSENT TO AND ACKNOWLEDGEMENT OF ADMINISTRATIVE AGENT.

Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, in the event that the Loan is syndicated pursuant to Section 16.1 of this Agreement, the Administrative Agent shall have, on behalf of the Lender, all of the rights, powers, and authority that the Lender has under the terms and conditions of this Agreement and the other Loan Documents. Borrower hereby agrees (a) reasonably to cooperate with the Administrative Agent in exercising the rights, duties, and obligations set forth in this Agreement and in the other Loan Documents; (b) that all accounts, letters of credit, insurance endorsements, Security Documents, and any other instrument, account, or document originated or issued pursuant to the terms and conditions of this Agreement and/or the other Loan Documents shall be in favor of the Administrative Agent, on behalf of the Lender and its successors and assigns; (c) that the Administrative Agent, on behalf of the Lender, has the right to exercise any and all of the rights, duties, obligations, waivers, and other powers that are in otherwise exercisable by, or in favor of, the Lender; and (d) all monies and or other deliverables from Borrower or its Affiliates to the Lender shall be delivered to the Administrative Agent on behalf of the Lender and its successors and assigns.

16.19	NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES; NON-LIABILITY OF ADMINISTRATIVE AGENT AND LENDERS.

(a)	Borrower, Administrative Agent and Lender Party intend that the relationships created under this Agreement, the Security Documents, the Syndication Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, Administrative Agent and/or Lender Parties nor to grant Administrative Agent or any Lender Party any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)	This Agreement, the Security Documents, the Syndication Note and the other Loan Documents are solely for the benefit of Administrative Agent, Lender Parties and Borrower and nothing contained in this Agreement, the Security Documents, the Syndication Note or the other Loan Documents shall be deemed to confer upon anyone other than Administrative Agent, Lender Parties and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender Parties to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender Parties and no other Person (other than Administrative Agent) shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender Parties will refuse to make, or participate in, the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions (other than Administrative Agent), any or all of which may be freely waived in whole or in part by Lender Parties if, in Lender Parties’ sole discretion, Lender Parties deems it advisable or desirable to do so.

(c)	The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender Parties are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Administrative Agent’s or Lender Parties’ expertise, business acumen or advice in connection with the Property.

(d)	Notwithstanding anything to the contrary contained herein, neither Lender Parties nor Administrative Agent are undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e)	By accepting or approving anything required to be observed, performed or fulfilled or to be given to Administrative Agent and/or Lender Parties pursuant to this Agreement, the Security Documents, the Syndication Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Administrative Agent nor Lender Parties shall be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Administrative Agent or any Lender Party.

(f)	Borrower recognizes and acknowledges that in accepting this Agreement, the Syndication Note, the Security Documents and the other Loan Documents, Administrative Agent and Lender Parties are expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 5 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Administrative Agent or any Lender Party; that such reliance existed on the part of Administrative Agent and Lender Parties prior to the date hereof, that the warranties and representations are a material inducement to Lender Parties in making the Loan; and that Lender Parties would not be willing to make the Loan and accept the this Agreement, the Syndication Note, the Security Documents and the other Loan Documents in the absence of the warranties and representations as set forth in Article 5 of this Agreement.

Neither Administrative Agent nor any Lender shall have any fiduciary responsibilities to Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Administrative Agent or any Lender to any Lender, Borrower, or any Affiliate of Borrower. Neither Administrative Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.

16.20	DELAY OUTSIDE LENDER’S CONTROL.

Neither Administrative Agent nor any Lender Party shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender Party’s failure to perform or delay in performing under this Agreement and the other Loan Documents (and Administrative Agent or any Lender Party may suspend or terminate all or any portion of Administrative Agent’s or such Lender Party’s obligations under this Agreement and any other Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender Party deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender Party’s control.

16.21	ACTIONS.

Borrower agrees that Administrative Agent or any Lender Party, in exercising the rights, duties or liabilities of Administrative Agent, Lender Party or Borrower under this Agreement and the other Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, this Agreement and/or the other Loan Documents and Borrower shall promptly reimburse Administrative Agent or such Lender Party upon demand for all such third-party expenses so incurred or paid by Administrative Agent or such Lender Party, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

16.22	FORM OF DOCUMENTS.

The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement and any of the other Loan Documents shall be subject to Administrative Agent’s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.

16.23	ADMINISTRATIVE AGENT’S AND LENDER PARTY’S AGENTS.

Administrative Agent and/or any Lender Party may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement or any of the other Loan Documents. Any reference to Administrative Agent or any Lender Party herein or in any of the other Loan Documents shall include Administrative Agent’s and such Lender Party’s agents, employees or independent contractors.

16.24	NOTICES.

All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	c/o Dividend Capital Total Realty Operating Partnership LP 518 17th Street, Suite 1700 Denver, Colorado 80202 Attention: Guy Arnold, President

With a copy to:	c/o Dividend Capital Total Realty Operating Partnership LP 518 17th Street, Suite 1700 Denver, Colorado 80202 Attention: Joshua J. Widoff, Senior Vice President and General Counsel

With a copy to:	Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attention: Robert J. Ivanhoe, Esq.

If to Administrative Agent:	Wells Fargo, National Association Wells Fargo Center 1901 Harrison Street, 2nd Floor MAC A0227-020 Oakland, California 94612 Attention: Commercial Mortgage Servicing Facsimile No.: 866-359-5352

With a copy to:	Cadwalader, Wickersham & Taft LLP 227 West Trade Street, Suite 2400 Charlotte, NC 28202 Attention: James P. Carroll, Esq. Facsimile No.: 704-348-5200

If to any other Lender Party:	To such Lender Party’s address or telecopy number as set forth on the signature page hereof or in the applicable Assignment and Assumption Agreement, or to such other address as such Lender Party may specify to Administrative Agent and Borrower from time to time.

or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

16.25	FUNDS TRANSFER DISBURSEMENTS.

(a)	Generally. The Borrower hereby authorizes Administrative Agent to disburse the proceeds of the Loan made by Lenders and any Impounds being disbursed to Borrower pursuant to Article 4 hereof as requested by an authorized representative of Borrower to any of the accounts designated in the Transfer Authorizer Designation Form. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower or (ii) made in Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower. Borrower agrees to notify Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such transfer.

(b)	Funds Transfer. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require use of a bank unacceptable to Administrative Agent or any Lender Party or prohibited by any Governmental Authority; (iii) cause Administrative Agent or any Lender Party to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Administrative Agent or any Lender Party to violate any Applicable Law or regulation.

(c)	Limitation of Liability. Neither the Administrative Agent nor any Lender Party shall be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent or any Lender Party, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s or any Lender Party’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) Administrative Agent, such Lender Party or the Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent nor any Lender Party makes any representations or warranties other than those expressly set forth herein.

16.26	INTENTIONALLY OMITTED.

16.27	INTENTIONALLY OMITTED. COST OF ENFORCEMENT.

In the event (a) that a Security Document is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) any Lender Party and/or Administrative Agent exercises any of their other remedies under this Agreement, the Security Documents, the Syndication Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all third-party costs of collection and defense, including attorneys’ fees and costs, incurred by Administrative Agent, any Lender Party and Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes. Any amounts payable to Administrative Agent and any Lender Party pursuant to this Section 16.28 shall become immediately due and payable upon demand and shall bear interest at the Interest Rate from the date of such demand until the date such amounts have been paid.

16.29	CONVERSION TO REGISTERED FORM.

At the request of Administrative Agent on behalf of any Lender Party, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Administrative Agent which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the applicable Syndication Note in a manner that shall cause the applicable Syndication Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the applicable Syndication Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Administrative Agent, for the benefit of such Lender Party. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender Party or any other lender in respect of transfers of the applicable Syndication Note and any other Loan Documents.

16.30	ELECTRONIC DELIVERY OF CERTAIN INFORMATION.

If requested by Administrative Agent, documents required to be delivered by Borrower pursuant to the Loan Documents shall be delivered, in addition to the method set forth in Section 16.24 above, by electronic communication and delivery, including the Internet, e-mail or intranet websites to which Administrative Agent and each Lender Party have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by Administrative Agent), provided that no Lender Party has notified Administrative Agent that it cannot or does not want to receive electronic communications. Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically by Borrower may be posted by Administrative Agent on a commercial website and Administrative Agent shall notify each Lender Party of said posting and shall provide a link thereto. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of any Officer’s Certificate to Administrative Agent and shall deliver paper copies of all documents to Administrative Agent until a written request to cease delivering paper copies is given by Administrative Agent (on behalf of Lender Parties). Except for the Officer’s Certificate, Administrative Agent shall have no obligation to maintain paper copies of the documents delivered electronically and, in any event, shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender Party shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

16.31	POSSESSION OF DOCUMENTS.

Each Lender Party shall maintain possession of its own Syndication Note. Administrative Agent shall hold all other Loan Documents and related documents in its possession and maintain separate records and accounts with respect to the Loan, reflecting the interests of Lenders in the Loan, and shall permit Lenders (other than any Defaulting Lender) and their representatives access at all reasonable times during normal business hours to inspect such Loan Documents, related documents, records and accounts.

16.32	MODIFICATION TO LOAN TERMS.

In the event that the Lender elects to syndicate the Loan in accordance with Section 16.01 of this Agreement, then the following terms and provisions shall be in full force and effect:

(a)	The following subsection is hereby added as Section 2.2(f)(iii) of this Agreement:

“Neither Administrative Agent nor any Lender Party shall be entitled to claim compensation pursuant to this Subsection 2.2(f) for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Administrative Agent (for itself and/or on behalf of any Lender Party) notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Administrative Agent and/or such Lender Party, as applicable, under this subsection, which statement shall be conclusive and binding upon all parties hereto absent manifest error.”

(b)	The following section is hereby added as Section 2.9 of this Agreement and shall be entitled “PRO RATA TREATMENT”:

“Except to the extent otherwise provided herein: (a) the borrowing from Lender Parties under Section 2.1 shall be paid for the account of Lender Parties and/or Administrative Agent, as applicable, (b) each payment or prepayment of principal of the Loan by the Borrower shall be made for the account of the Lender Parties pro rata in accordance with the respective unpaid principal amounts of the Individual Loan Commitments held by them, and (c) each payment of interest on the Loan by Borrower shall be made for the account of Lender Parties pro rata in accordance with the amounts of interest on their Individual Loan Commitments then due and payable to the respective Lender Parties.”

(c)	The following section is hereby added as Section 2.10 of this Agreement and shall be entitled “SEVERAL OBLIGATIONS”:

“No Lender Party shall be responsible for the failure of any other Lender Party to perform any obligation to be made or performed by such other Lender Party hereunder, and the failure of any Lender Party to perform any obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender Party to make or to perform any obligation to be made or performed by such other Lender Party. The liability of each Lender Party hereunder shall be several and not joint.”

(d)	The following section is hereby added as Section 2.11 of this Agreement and shall be entitled “SHARING OF PAYMENTS, ETC.”:

“If a Lender Party shall obtain payment of any principal of its Syndication Note or of interest thereon through the exercise of any right of setoff, banker’s lien, counterclaim, or by any other means (including direct payment), and such payment results in such Lender Party receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to Lender Parties, then such Lender Party shall promptly purchase for cash from the other Lender Parties participations in the Loan in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lender Parties shall share ratably the benefit of such payment. To such end Lender Parties shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender Party so purchasing a participation (or direct interest) in the Individual Loan Commitments owed to such other Lender Parties may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with the respect to such participation as fully as if such Lender Party were a direct holder of the Loan in the amount of such participation. Nothing contained herein shall require any Lender Party to exercise any such right or shall affect the right of any Lender Party to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.”

(e)	The following subsection is hereby added as Section 9.3(b) of this Agreement (and the first subsection of Section 9.3 shall be designated (a)):

“(b)	If a Default exists and maturity of the Debt has been accelerated, all payments received by Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Debt or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(i)	First, to Administrative Agent in an amount equal to any Protective Advances that have not been reimbursed to Administrative Agent, any accrued and unpaid amounts due to Administrative Agent from Borrower pursuant to the terms hereof and the other Loan Documents, including, but not limited to, those costs and expenses due from Borrower pursuant to Sections 16.28 and 16.29 hereof;

(ii)	Second, to Lender Parties (other than any Defaulting Lender) in respect of Fees and expenses due from Borrower pursuant to the terms hereof and the other Loan Documents;

(iii)	Third, to Lender Parties (other than any Defaulting Lender) for payments of interest (including, but not limited to, any interest accrued at the Default Rate) on each Individual Loan Commitment, to be applied for the ratable benefit of the Lender Parties;

(iv)	Fourth, to Lender Parties (other than any Defaulting Lender) for payments of principal on each Individual Loan Commitment, to be applied for the ratable benefit of the Lender Parties;

(v)	Fifth, to Lender Parties (other than any Defaulting Lender) for amounts due to Lenders pursuant to Article 13 hereof;

(vi)	Sixth, to Lender Parties (other than any Defaulting Lender) for payment of all other amounts due hereunder or under any of the other Loan Documents, if any, to be applied for the ratable benefit of the Lender Parties, in such order as Lender Parties may determine in their sole discretion;

(vii)	Seventh, to any Defaulting Lender for payment of any and all amounts due to such Defaulting Lender hereunder or under any of the other Loan Documents, including, without limitation, any principal and interest due and payable to such Defaulting Lender; and

(viii)	Eighth, any amount remaining after application as provided above shall deposited into the Restricted Account and distributed pursuant to the terms and conditions of the Cash Management Agreement.”

(f)	Section 13.1 of this Agreement is hereby deleted in its entirety and the following is substituted therefor and shall be entitled “GENERAL INDEMNITY”:

“BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS EACH OF ADMINISTRATIVE AGENT, LENDER PARTIES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, AND SUCCESSORS AND ASSIGNS (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND REASONABLE LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ADMINISTRATIVE AGENT, LENDER PARTIES, OR SUCH OTHER INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS, COVENANTS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIALS SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS, OR LEGAL OR OTHER EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. BORROWER SHALL PROMPTLY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF ANY SECURITY FOR THE LOAN.”

ARTICLE 17. MISCELLANEOUS PROVISIONS

17.1	FORM OF DOCUMENTS.

The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall (unless expressly set forth to the contrary) be subject to Lender’s approval as more particularly set forth hereunder and under the other Loan Documents and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

17.2	NO THIRD PARTIES BENEFITED.

No Person other than Lender and Borrower (and Guarantor with respect to the Guaranty) and their respective permitted successors and assigns shall have any right of action under any of the Loan Documents.

17.3	NOTICES.

All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by certified mail, return receipt requested, or by overnight express mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

17.4	ONGOING CREDIT AUTHORIZATION.

Borrower grants authorization to Lender to perform credit investigation on Borrower, Guarantor and other Affiliates of Borrower from time to time over the term of the Loan at Lender’s expense.

17.5	ATTORNEY-IN-FACT.

Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, after the occurrence and during the continuance of a Default, which agency is coupled with an interest, to execute and/or record at any time hereafter and during the term of the Loan in Lender’s or Borrower’s name any notices, instruments or documents that Lender reasonably deems necessary to protect or otherwise perfect Lender’s interest under any of the Loan Documents.

17.6	ACTIONS.

Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may (upon prior consultation with Borrower) commence, appear in or defend any action or proceeding which is reasonably likely to have a Material Adverse Effect on the Property or the Loan Documents, and Borrower shall reimburse Lender upon demand for all such reasonable expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs; provided that Section 17.10 shall apply with respect to disputes between Lender and Borrower.

17.7	RIGHT OF CONTEST.

Borrower may contest in good faith any claim, demand, levy or assessment by any Person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines (in its reasonable discretion) is not prejudicial to Lender, and does not impair in any material respect the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance (which may include funds then held as Impounds, as determined in Lender’s reasonable discretion) which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

17.8	RELATIONSHIP OF PARTIES.

The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

17.9	DELAY OUTSIDE LENDER’S CONTROL.

Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lockout, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any act of God or other cause or event beyond Lender’s control, provided that Lender provides prompt written notice of any such aforementioned event to Borrower. The limitation on Lender’s liability under this Section 17.9 shall be effective only during the continuance of any such aforementioned event.

17.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT.

If any attorney is engaged by Lender to enforce or defend, against Borrower, any SPE Party, Guarantor or any of their Affiliates, agents or representatives, any provision of this Agreement and/or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any reasonable fees and expenses incurred in connection with any “work-out” of the Loan or bankruptcy proceeding of Borrower, then Borrower shall pay to Lender, upon demand, the amount of all reasonable costs and expenses incurred by Lender in connection therewith (including reasonable attorneys’ fees and any then reasonable and customary loan servicing and/or special servicing fees applicable to the Loan (including, without limitation any reasonable “work-out” and/or liquidation fees)), together with interest thereon from the date of such demand until paid at the Default Rate; provided that, if any action is commenced in connection with any of the foregoing, the party who is determined to be the prevailing party in such action shall be entitled to be paid, and the non-prevailing party shall pay to the prevailing party, all reasonable attorneys’ fees and interest thereon as noted above as fixed by the court. As used herein the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

17.11	IMMEDIATELY AVAILABLE FUNDS.

Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency in immediately available funds.

17.12	INTENTIONALLY OMITTED.

17.13	LENDER’S AGENTS.

Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the actual, reasonable costs of such agent or independent contractor either directly to such Person or to Lender in reimbursement of such costs, as applicable.

17.14	AUTHORIZATION TO FILE FINANCING STATEMENTS.

Borrower hereby authorizes Lender to file at any time on or after the date hereof, appropriate uniform commercial code financing statements in such jurisdictions and offices as Lender deems necessary or appropriate in connection with the anticipated perfection of a security interest in any and all personal property part of the Collateral as same relate to the Property. If for any reason the Loan is not consummated or upon Borrower’s payment in full of the Loan, Lender will cause the termination of such financing statements upon Lender’s receipt of written request from Borrower.

17.15	TAX SERVICE.

Lender is authorized to secure a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender. Borrower shall pay any reasonable fees associated with procuring such tax service contract in connection with the closing of the Loan, but not in connection with any subsequent tax service contracts obtained by Lender.

17.16	ADVERTISING.

In connection with the Loan, Borrower hereby agrees that Lender and its affiliated entities may publicly identify details of the Loan in their respective advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e-mail or Internet advertising or communications. Such details may include the name of the Property, address of the Property, the Loan amount, the date of the closing and a description of the size/location of the Property. Subject to the prior approval of Lender (except in the case of disclosures required under applicable laws or regulations), Lender hereby agrees that Borrower and its affiliated entities may publicly identify details of the Loan in their respective advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e-mail or Internet advertising or communications. Such details disclosed by Borrower may include only the name of the Property, address of the Property, the Loan amount (but not the Note Rate), the date of the closing and a description of the size/location of the Property.

17.17	COMMERCIAL LOAN.

Borrower warrants that the Loan evidenced by this Agreement, the Note and the other Loan Documents is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Agreement, the Note and the other Loan Documents shall be used for commercial purposes and stipulates that the Loan evidenced by this Agreement, the Note and the other Loan Documents shall be construed for all purposes as a commercial loan, and is made for other than personal, family or household purposes.

17.18	DISBURSEMENT OF LOAN PROCEEDS; LIMITATION OF LIABILITY.

Borrower authorizes Lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to the Title Company. With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender’s agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds (other than as a result of the gross negligence or willful misconduct of Lender), whether or not (a) any claim for such damages is based on tort or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation.

17.19	SEVERABILITY.

If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

17.20	SET–OFF.

In addition to any rights now or hereafter granted under the Loan Documents, Requirements of Law or otherwise, Borrower hereby grants to Lender and each Indemnitee to secure repayment of the Loan, a right of set off upon any and all of the following: monies, securities, collateral or other property of each of Borrower and any proceeds from the foregoing, now or hereafter held or received by Lender, any Affiliate of Lender or any Indemnitee, for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Borrower at any time existing, and any obligation owed by Lender or any Affiliate of Lender to Borrower and to set-off against the Debt, any obligations, or Indebtedness owed by Borrower and any Indebtedness owed by Lender or any Affiliate of Lender to Borrower, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under this Agreement or the other Loan Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Lender, any Affiliate of Lender or any Indemnified Person to or for the credit of Borrower, without prejudice to Lender’s right to recover any deficiency. Each of Lender, each Affiliate of Lender and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Borrower to Lender or any Indemnified Person under this Agreement, the other Loan Documents, or otherwise or upon the occurrence and during the continuance of a Default, without notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Lender or any Indemnified Person by Borrower under this Agreement or the other the Loan Documents, irrespective of whether Lender, any Affiliate of Lender or any Indemnified Person shall have made any demand under this Agreement or the other Loan Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. ANY AND ALL RIGHTS TO REQUIRE LENDER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PROPERTY OR OTHER INDEMNIFIED PERSONS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

Lender or any Indemnified Person shall promptly notify the affected Borrower after any such set-off and application made by Lender or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set-off and application. If an amount or obligation is unascertained, Lender may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 17.20 shall be effective to create a charge or other security interest. This Section 17.20 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any Party is at any time otherwise entitled.

17.21	HEADINGS.

All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

17.22	SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL LIABILITY.

If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms, covenants, and conditions contained herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto and thereto.

17.23	GOVERNING LAW; JURISDICTION.

(a)

THIS AGREEMENT AND THE LOAN, AS A WHOLE, WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LENDERS HAVE SUBSTANTIAL BUSINESS OPERATIONS IN THE STATE OF NEW YORK AND THE LOAN DOCUMENTS WERE EXECUTED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE

OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF LENDER AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

National Registered Agents, Inc.

160 Greentree Drive

Suite 101

Dover, Delaware 19904

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

17.24	WAIVER OF RIGHT TO TRIAL BY JURY.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

17.25	INTEGRATION; INTERPRETATION.

The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified, except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by the parties hereto in writing.

17.26	COUNTERPARTS.

To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document.

17.27	AMENDMENTS.

Notwithstanding any provision of any other Loan Document (including without limitation the Note), in no event can any Loan Document be amended, extended, supplemented or otherwise modified, in whole or in part, except pursuant to a written agreement executed by Lender and any other party who has executed such Loan Document.

17.28	CONSENTS AND APPROVALS; CONSTRUCTION.

Wherever Lender’s consent, approval, acceptance or satisfaction is required under any provision of this Agreement or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall be in Lender’s sole discretion except as may be otherwise expressly and specifically provided herein.

17.29	BRING DOWN OF REPRESENTATIONS; SURVIVAL OF WARRANTIES; CUMULATIVE.

Borrower hereby covenants and agrees to execute and deliver, at such time and from time to time, as required by Lender, such agreements, documents, instruments, estoppels, consents or certificates as Lender may, from time to time, reasonably request, including certificates reaffirming the representations and covenants of Borrower hereunder as if made on the date of any such reaffirmation. All representations and warranties contained in this Agreement and in any of the other Loan Documents shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of such compliance certificate (subject to the terms of Section 5.1(w) hereof), and each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by

Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

17.30	INTENTIONALLY OMITTED.

17.31	INTENTIONALLY OMITTED.

17.32	INTENTIONALLY OMITTED.

17.33	EXHIBITS; SCHEDULES.

All exhibits and schedules attached hereto and listed in the Table of Contents are fully incorporated herein by reference for all purposes.

17.34	CONFLICT.

In the event of any conflict between this Agreement and any of the other Loan Documents, the terms of this Agreement shall govern.

17.35	SECURITIZATION INDEMNIFICATION; LOAN SALES AND LOAN PARTICIPATIONS; DISCLOSURE OF INFORMATION

(a)	Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with a securitization of the Loan (the “Securitization”), including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the certificates, notes or other securities issued in connection with the Securitization, the Rating Agencies, and service providers relating to the Securitization.

(b)

Upon Lender’s request, Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such specific sections of the Disclosure Documents specified in writing by Lender, as specifically relating to Borrower, Borrower Affiliates, the Property, Manager, Guarantor and other aspects of the Loan (the “Specific Sections”), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 17.35, Lender hereunder shall include its officers and directors), and any Affiliates of Lender that have filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate of Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lender or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in the Specified Sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such Specified Sections in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lender Group and/or the Underwriter

Group for any reasonable and actual out of pocket legal or other expenses reasonably incurred by Lender, the Lender Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above and under Section 17.35(c) below only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made in the Specified Sections in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, and operating statements and rent rolls with respect to the Property provided by Borrower. The indemnification provided for in clauses (B) and (C) above shall be effective whether or not the indemnification agreement described above is provided. The aforesaid indemnity will be in addition to any liability which Borrower may otherwise have.

(c)	In connection with Exchange Act Filings, Borrower shall (subject to the proviso in Section 17.35(b)(ii)(C)) (i) indemnify Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Specified Sections of the Disclosure Document a material fact required to be stated in the Specified Sections of the Disclosure Document in order to make the statements in the Specified Sections of the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any reasonable and actual out of pocket legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d)	Promptly after receipt by an indemnified party under this Section 17.35 of notice of a claim and/or the commencement of any action relating to an indemnified Liability, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 17.35, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any claim or action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 17.35, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party(ies) shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e)

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 17.35(b) or (c) hereof is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 17.35(b) or (c) hereof, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lenders’ and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)	The liabilities and obligations of both Borrower and Lender under this Section 17.35 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(g)	If, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor for purposes of such Securitization, Borrower shall furnish (or cause to be furnished) to Lender upon request (i) the selected financial data or, if applicable, net operating income, described in Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan (or portion of the Loan included in such Securitization) and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in such Securitization or (ii) the financial statements described in Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan (or portion of the Loan included in such Securitization) together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan (or apportion of the Loan included in such Securitization) and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within thirty (30) days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than sixty (60) days after the end of each fiscal quarter of Borrower and (C) not later than one hundred twenty (120) Business Days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which an Exchange Act Filing is not required. If reasonably requested by Lender, and to the extent available to Borrower and not prohibited by any applicable lease, other agreement or order, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of any of the Properties if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

(h)

All financial data and financial statements provided by Borrower hereunder pursuant to Sections 17.35(g) and (h) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements. All annual financial statements referred to in Section 17.35(g) above shall be audited by independent accountants of Borrower (which accountants shall be acceptable to Lender) in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance reasonably acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrower under Section 17.35(g) shall be accompanied by an Officer’s Certificate stating that such financial statements meet the requirements set forth in the first sentence of this Section 17.35(h).

(i)	If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing.

(j)	In the event Lender reasonably determines, in connection with a Securitization, that the financial data and financial statements and (if applicable) related accountants’ reports and consents required in order to comply with Regulation AB or any amendment, modification or replacement of Regulation AB or with other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 17.35(g) and (h), Lender may request, and Borrower shall promptly provide, such other financial statements and (if applicable) related accountants’ reports and consents as Lender reasonably determines to be necessary or appropriate for such compliance with applicable law.

(k)

Borrower hereby acknowledges that Lender may in one or more transactions (a) sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which securities may be rated by the Rating Agencies, (b) sell or otherwise transfer the Loan or any portion thereof one or more times (including selling or assigning its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee), (c) sell participation interests in the Loan one or more times (d) re-securitize the securities issued in connection with any securitization, and/or (e) further divide the Loan into two or more separate notes, including senior and junior notes, or components (the transactions referred to in clauses (a) through (e) above, each a “Secondary Market Transaction” and collectively “Secondary Market Transactions”). With respect to any Secondary Market Transaction described in clause (e) above, (i) such notes and note components may be assigned different principal amounts and interest rates, so long as (x) at all times prior to a Default, the weighted average of the interest rates payable under the Loan and such component notes(s), equals the Interest Rate as of the closing of the Loan and (y) immediately after the effective date of such modification, the aggregate amount of the outstanding principal balance under such component notes equals the outstanding principal balance of the Loan immediately prior to such modification, and (ii) Borrower, at Lender’s cost and expense, agrees to execute and deliver to Lender such non-material amendments to the Loan Documents, title insurance endorsements, legal opinions and other customary loan documentation as Lender may reasonably require in connection therewith, provided that no such amendments or documents shall (1) increase any of the obligations, or reduce any of the rights, of Borrower or Guarantor under the Loan Documents, (2) increase any costs or expenses payable by Borrower or Guarantor under the Loan Documents or (3) reduce any of the obligations, or increase any of the rights, of Lender under the Loan Documents. Provided that all such recipients of any such documentation or information keep the same confidential (except that, in the case of a public securitization, information may be disclosed to the extent required by federal securities laws), Lender may disseminate to any actual or potential purchasers, assignees or participants (and to any investment banking firms, rating agencies, accounting firms, law firms and other third party advisory firms and investors involved with the Loan and the Loan Documents or the applicable sale, assignment, participation, securitization, or other secondary market transaction) all documents and financial and other information then possessed by or known to Lender with respect to: (a) the Property and its operation; and (b) Borrower, any constituent partner or member of

Borrower, any guarantor and any non-borrower trustor. Borrower shall (at Lender’s sole cost and expense), within fifteen (15) days after request by Lender; (a) deliver to Lender such information and documents relating to Borrower, the Property and its operation and any party connected with the Loan as Lender or any Rating Agency may reasonably request; (b) deliver to Lender an estoppel certificate for the benefit of Lender and any other party designated by Lender verifying the status and terms of the Loan, in form and content reasonably satisfactory to Lender; (c) enter into such amendments to the Loan Documents as may be requested in order to facilitate any such sale, assignment, participation, securitization, or other secondary market transaction, provided that no such amendments or documents shall (1) increase any of the obligations, or reduce any of the rights, of Borrower or Guarantor under the Loan Documents, (2) increase any costs or expenses payable by Borrower or Guarantor under the Loan Documents or (3) reduce any of the obligations, or increase any of the rights, of Lender under the Loan Documents; (d) enter into such amendments to the organizational documents of Borrower as Lender or any Rating Agency may reasonably request to preserve or enhance Borrower’s special-purpose bankruptcy-remote status; and (e) provide opinions of counsel, which may be relied on by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, matters of Delaware and federal bankruptcy law relating to Delaware limited liability companies and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies, including a 10b-5 opinion, with respect to the Loan, the Property, the Borrower and Guarantor, which counsel and opinions shall be reasonably satisfactory in form and substance to Lender and the Rating Agencies. All of the foregoing shall be at no cost to Borrower provided no Default is continuing. Lender hereby agrees that any sale or participation (other than a Securitization) of all or any part of the Loan shall be made only to a Qualified Transferee.

17.36	BORROWER WAIVERS.

With respect to any waivers given by Borrower under this Agreement and other Loan Documents, Borrower acknowledges that: (a) the obligations undertaken by Borrower under and pursuant to this Agreement and the Loan Documents are complex in nature, (b) Borrower’s waivers variously involve rights that may otherwise be available to Borrower or for its benefit, (c) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for Borrower’s waivers and the relinquishment by Borrower of those rights so waived, and (d) Borrower has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type reflected in this Agreement and the Loan Documents. Based on the foregoing facts, Borrower represents and confirms to Lender that Borrower is fully informed regarding, and that Borrower does thoroughly understand the following: (i) the nature of its waivers and rights it has waived, (ii) the circumstances under which those rights may arise, (iii) the benefits which those rights might otherwise confer upon Borrower, and (iv) the legal consequences to Borrower of waiving those rights. Borrower acknowledges that Borrower has entered into this Agreement and the other Loan Documents and both undertaken Borrower’s obligations hereunder and thereunder and given its waivers with the intent that all such waivers shall be fully enforceable by Lender, and that Lender has been induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

17.37	REMEDIES OF BORROWER.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by applicable law or under this Agreement, the Mortgage, the Note and the other Loan Documents, Lender or such agent, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

17.38	MULTIPLE BORROWERS.

The parties hereto acknowledge that the defined term “Borrower” (as well as the defined term defining each other Collective Group) has been defined to collectively include each individual Borrower (and in the case of each Collective Group, defined to collectively include each member of the same). It is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred, (b) there has occurred a Default, or (c) an event has occurred which would create recourse obligations under this Agreement, that any such breach, occurrence or event with respect to any Borrower (or with respect to any single member of a Collective Group) shall be deemed to be such a breach, occurrence or event with respect to all Borrowers (and in the case of each Collective Group, each member of the same) and that all Borrowers need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Borrower (and likewise that each member of a Collective Group need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to such Collective Group). The term “Collective Group” as used in this Agreement shall refer to each of the groups of entities represented in this Agreement by the following defined terms: Borrower and Guarantor. The obligations and liabilities of each Borrower shall be joint and several as more further set forth in a contribution agreement entered into in connection with the Loan.

[The remainder of this page intentionally left blank]

THIS AGREEMENT IS EXECUTED by Lender and Borrower as of the date appearing on the first page hereof.

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION			Lender’s Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ ROBERT ROSENBERG		Loan Administration
	Name:	Robert Rosenberg	Wells Fargo Center
	Title:	Managing Director	Commercial Mortgage Servicing

1901 Harrison Street, 2nd Floor

Mac A0227-020

Oakland, California 94612

Attention: Commercial Mortgage Servicing

Loan No.: 33-0909758

with a copy to counsel:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: James P. Carroll, Esq.

[Signatures continue on the following page]

THIS AGREEMENT IS EXECUTED by Lender and Borrower as of the date appearing on the first page hereof.

BORROWER:			Borrower’s Address:

[BORROWER NAME] a [STATE OF FORMATION] [ENTITY TYPE]			c/o Dividend Capital Total Realty
Operating Partnership LP
a			518 17th Street, Suite 1700
Denver, Colorado 80202
Attention: Lainie Minnick
Fax #: 303.869.4602
By:	/s/ GREG MORAN		with a copy to counsel: Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attention: Robert J. Ivanhoe, Esq.
	Name:	Greg Moran
	Title:	SVP

Schedule A-10 - Page 1

SCHEDULE 1

BORROWERS

1.	TRT NOIP Shadelands – Walnut Creek LP, a Delaware limited partnership (2625 Shadelands Drive, Walnut Creek, CA)

2.	TRT NOIP Cottonwood – Milpitas LP, a Delaware limited partnership (510 Cottonwood Drive, Milpitas, CA)

3.	TRT NOIP Rue Ferrari – San Jose LP, a Delaware limited partnership (5853/5863 Rue Ferrari Drive, San Jose, CA)

4.	TRT NOIP Dublin LP, a Delaware limited partnership (One and Three Sybase Drive, Dublin, CA)

5.	TRT NOIP Waterview – Dallas LP, a Delaware limited partnership (17201 Waterview Parkway, Dallas, TX)

6.	TRT NOIP North Fairway Drive – Vernon Hills LLC, a Delaware limited liability company (440 North Fairway Drive, Vernon Hills, IL)

7.	TRT NOIP South Havana – Englewood LLC, a Delaware limited liability company (6901 South Havana Street, Englewood, CO)

8.	TRT NOIP Inverness – Englewood LLC, a Delaware limited liability company (161 Inverness Drive West, Englewood, CO)

9.	TRT NOIP Crown Colony – Quincy LLC, a Delaware limited liability company (1100 Crown Colony Drive, Quincy, MA)

10.	TRT NOIP Charleston – Mountain View LP, a Delaware limited partnership (1545 Charleston Place, Mountain View, CA and 1565/1585 Charleston Place, Mountain View, CA)

11.	TRT NOIP Apache Trail – Terrell LP, a Delaware limited partnership (301 Apache Trail, Terrell, TX)

12.	TRT NOIP Salem Church – York LLC, a Delaware limited liability company (300 South Salem Church Road, York, PA)

13.	TRT NOIP King Mill – McDonough LLC, a Delaware limited liability company (201 King Mill Court, McDonough, GA)

14.	TRT NOIP Business Center – Stockbridge LLC, a Delaware limited liability company (500 Business Center Drive, Stockbridge, GA)

15.	TRT NOIP Corporate Drive – DeKalb LLC, a Delaware limited liability company (3095 Corporate Drive, DeKalb, IL)

16.	TRT NOIP Creekside – Lockbourne LLC, a Delaware limited liability company (2750 Creekside Parkway, Lockbourne, OH)

17.	iStar NG LP, a Delaware limited partnership (7555 Colshire Drive, McLean, VA)

J-2

Wells Fargo Loan No. 33-0909758

EXHIBIT K

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds and Reserve Funds by Funds Transfer)

☐ NEW ☐ REPLACE PREVIOUS DESIGNATION ☐ ADD ☐ CHANGE ☐ DELETE LINE NUMBER

The following representatives of [NAME OF BORROWER] (“Borrower”) are authorized to request the disbursement of the proceeds of the Loan on the Closing Date (as defined in the Loan Agreement (defined herein)) and any Reserve Funds (as defined in the Loan Agreement) in accordance with the terms of the Loan Agreement and initiate such funds transfers for Loan Number                      assigned to that certain mortgage loan evidenced by that certain Loan Agreement dated                  , 20     among Borrower, each of the financial institutions initially a signatory thereto together with their permitted assignees (the “Lenders”), Wells Fargo Bank, National Association, as the administrative agent for the Lenders (the “Administrative Agent”) and the other parties thereto (the “Loan Agreement”). The Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

Name	Title

[Continued on next page]

Wells Fargo Loan No. 33-0909758

1.

Beneficiary Bank and Account Holder Information

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number:

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number:

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number:

Maximum Transfer Amount:

Further Credit Information/Instructions:

[Signature provided on next page]

Date:                     , 20

“BORROWER”

[NAME OF BORROWER],
a

By:
Name:
Title:

SCHEDULE 1

BORROWERS

1.	TRT NOIP Shadelands – Walnut Creek LP, a Delaware limited partnership (2625 Shadelands Drive, Walnut Creek, CA)

2.	TRT NOIP Cottonwood – Milpitas LP, a Delaware limited partnership (510 Cottonwood Drive, Milpitas, CA)

3.	TRT NOIP Rue Ferrari – San Jose LP, a Delaware limited partnership (5853/5863 Rue Ferrari Drive, San Jose, CA)

4.	TRT NOIP Dublin LP, a Delaware limited partnership (One and Three Sybase Drive, Dublin, CA)

5.	TRT NOIP Waterview – Dallas LP, a Delaware limited partnership (17201 Waterview Parkway, Dallas, TX)

6.	TRT NOIP North Fairway Drive – Vernon Hills LLC, a Delaware limited liability company (440 North Fairway Drive, Vernon Hills, IL)

7.	TRT NOIP South Havana – Englewood LLC, a Delaware limited liability company (6901 South Havana Street, Englewood, CO)

8.	TRT NOIP Inverness – Englewood LLC, a Delaware limited liability company (161 Inverness Drive West, Englewood, CO)

9.	TRT NOIP Crown Colony – Quincy LLC, a Delaware limited liability company (1100 Crown Colony Drive, Quincy, MA)

10.	TRT NOIP Charleston – Mountain View LP, a Delaware limited partnership (1545 Charleston Place, Mountain View, CA and 1565/1585 Charleston Place, Mountain View, CA)

11.	TRT NOIP Apache Trail – Terrell LP, a Delaware limited partnership (301 Apache Trail, Terrell, TX)

12.	TRT NOIP Salem Church – York LLC, a Delaware limited liability company (300 South Salem Church Road, York, PA)

13.	TRT NOIP King Mill – McDonough LLC, a Delaware limited liability company (201 King Mill Court, McDonough, GA)

14.	TRT NOIP Business Center – Stockbridge LLC, a Delaware limited liability company (500 Business Center Drive, Stockbridge, GA)

15.	TRT NOIP Corporate Drive – DeKalb LLC, a Delaware limited liability company (3095 Corporate Drive, DeKalb, IL)

16.	TRT NOIP Creekside – Lockbourne LLC, a Delaware limited liability company (2750 Creekside Parkway, Lockbourne, OH)

17.	iStar NG LP, a Delaware limited partnership (7555 Colshire Drive, McLean, VA)

SCHEDULE 5.1(J)(1)

RENT PAYMENT OFFSETS / DEFENSES

	Tenant	Issue	Monetary Obligation
1.	Northrop Grumman & Company	Curtain wall repair to be completed by landlord	Reimbursement of tenant’s costs if tenant performs the work in accordance with its rights under the lease.

SCHEDULE 5.1(J)(2)

LEASES WITH OPTIONS

	Tenant	Lease
1.	The Goodyear Tire and Rubber Co.	Office Lease dated December 21, 2001, between iStar GT, L.P., as landlord and The Goodyear Tire and Rubber Company, as tenant
2.	Google Inc.	Office Lease dated November 10, 2004, between SFI I, LLC, as landlord and Google, Inc., as tenant
3.	Baxter Healthcare Corp.	Office Lease dated March 5, 2007, between iStar CTL I L.P., as landlord and Baxter Healthcare Corporation, as tenant
4.	DirecTV, Inc.	Office Lease dated June 2, 2006, between Trinet Realty Investors V, Inc., as landlord and DirecTV, Inc., as tenant
5.	Sybase, Inc.	Office Lease dated January 28, 2000, between WDS Dublin, LLC, as landlord and Sybase, Inc., as tenant
6.	Northrop Grumman & Company	Office Lease dated July 27, 1999, between West*Group Properties LLC, as landlord and PRC Inc., as tenant

SCHEDULE 5.1(v)

DESCRIPTION OF REA’s

None.

SCHEDULE A-10

PROPERTY MANAGERS/TENANT MANAGERS

Property Managers

	Property Manager	Property

1.	River Rock Real Estate Group	5853 & 5863 Rue Ferrari Drive, San Jose, California

2.	CB Richard Ellis, Inc.	161 Inverness Drive West, Englewood, Colorado

3.	Kennedy-Wilson Properties Ltd.	2625 Shadelands Drive, Walnut Creek, California

Tenant Managers

	Tenant Manager	Property

1.	Abbott Medical Optics, Inc.	510 Cottonwood Drive, Milpitas, California

2.	Sybase, Inc.	One and Three Sybase Drive, Dublin, California

3.	Google, Inc.	1545/1565/1585 Charleston Place, Mountain View, California

4.	The Goodyear Tire and Rubber Company

(1) 301 Apache Trail, Terrell, Texas

(2) 300 S. Salem Church Rd., York, Pennsylvania

(3) 201 King Mill Court, McDonough, Georgia

(4) 500 Business Center Drive, Stockbridge, Georgia

(5) 3095 Corporate Drive, DeKalb, Illinois

(6) 2750 Creekside Parkway, Lockbourne, Ohio

5.	ADS Alliance Data Systems, Inc.	17201 Waterview Parkway, Dallas, Texas

6.	Baxter Healthcare Corp.	440 North Fairway Drive, Vernon Hills, Illinois

7.	Travelport International, LLC	6901 S. Havana Street, Englewood, Colorado

8.	Arbella Capital Corporation	1100 Crown Colony Drive, Quincy, Massachusetts

9.	Northrop Grumman Information Technology, Inc.	7555 Colshire Drive, McLean, Virginia

Schedule A-10 - Page 1

SCHEDULE A-11

EARN-OUT ADVANCE REQUIREMENTS

Attached

Schedule A-10 - Page 1